================================================================================


                           LOAN AND SECURITY AGREEMENT


                                  by and among


                                   MIDAS, INC.


                                       and

           EACH OF ITS SUBSIDIARIES THAT ARE NAMED HEREIN AS BORROWERS

                                  as Borrowers,

          EACH OF ITS SUBSIDIARIES THAT ARE NAMED HEREIN AS GUARANTORS

                                 as Guarantors,


                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                                       and

                                  BANK ONE, NA

                             as Administrative Agent


                     --------------------------------------


                         BANC ONE CAPITAL MARKETS, INC.
                                   as Arranger

                           Dated as of March 27, 2003


================================================================================

                               TABLE OF CONTENTS

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1.         DEFINITIONS AND CONSTRUCTION..............................................................1
    1.1    Definitions...............................................................................1
    1.2    Accounting Terms.........................................................................29
    1.3    Code.....................................................................................30
    1.4    Construction.............................................................................30
    1.5    Schedules and Exhibits...................................................................30

2.         LOAN AND TERMS OF PAYMENT................................................................30
    2.1    Revolver Advances........................................................................30
    2.2    Term Loans...............................................................................31
    2.3    Borrowing Procedures and Settlements.....................................................32
    2.4    Payments.................................................................................37
    2.5    Overadvances.............................................................................38
    2.6    Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations..............39
    2.7    Cash Management..........................................................................40
    2.8    Crediting Payments; Float Charge.........................................................42
    2.9    Designated Account.......................................................................42
    2.10   Maintenance of Loan Account; Statements of Obligations...................................42
    2.11   Fees.....................................................................................43
    2.12   Letters of Credit........................................................................43
    2.13   LIBOR Option.............................................................................45
    2.14   Capital Requirements.....................................................................47
    2.15   Joint and Several Liability of Borrowers.................................................48
    2.16   Fixed Rate Breakage Fee..................................................................51
    2.17   Amendments...............................................................................51

3.         CONDITIONS; TERM OF AGREEMENT............................................................52
    3.1    Conditions Precedent to the Initial Extension of Credit..................................52
    3.2    Conditions Precedent to all Extensions of Credit.........................................56
    3.3    Term.....................................................................................56
    3.4    Effect of Termination....................................................................56
    3.5    Early Termination by Borrowers...........................................................56

4.         CREATION OF SECURITY INTEREST............................................................57
    4.1    Grant of Security Interest...............................................................57
    4.2    Negotiable Collateral....................................................................57
    4.3    Collection of Accounts and General Intangibles...........................................57
    4.4    Filing of Financing Statements; Commercial Tort Claims, Etc..............................58
    4.5    Power of Attorney........................................................................58
    4.6    Right to Inspect.........................................................................59
    4.7    Control Agreements.......................................................................59
    4.8    License..................................................................................59
    4.9    Intellectual Property....................................................................60
    4.10   Further Assurances.......................................................................61

5.         REPRESENTATIONS AND WARRANTIES...........................................................61
    5.1    No Encumbrances..........................................................................61
    5.2    Eligible Accounts........................................................................61
    5.3    Eligible Inventory.......................................................................61
    5.4    Equipment................................................................................61

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    5.5    Location of Inventory and Equipment......................................................61
    5.6    Inventory Records........................................................................61
    5.7    Location of Chief Executive Office; FEIN.................................................62
    5.8    Due Organization and Qualification; Subsidiaries.........................................62
    5.9    Due Authorization; No Conflict...........................................................62
    5.10   Litigation...............................................................................64
    5.11   No Material Adverse Change...............................................................64
    5.12   Fraudulent Transfer......................................................................64
    5.13   Employee Benefits........................................................................64
    5.14   Environmental Condition..................................................................64
    5.15   Brokerage Fees...........................................................................64
    5.16   Intellectual Property....................................................................64
    5.17   Leases...................................................................................65
    5.18   DDAs.....................................................................................65
    5.19   Complete Disclosure......................................................................65
    5.20   Indebtedness.............................................................................65
    5.21   Regulation U.............................................................................65
    5.22   Permits, Etc.............................................................................65
    5.23   Material Contracts.......................................................................65
    5.24   Employee and Labor Matters...............................................................66
    5.25   Franchisees, Customers and Suppliers.....................................................66
    5.26   Properties...............................................................................66
    5.27   Taxes....................................................................................69

6.         AFFIRMATIVE COVENANTS....................................................................69
    6.1    Accounting System........................................................................69
    6.2    Collateral Reporting.....................................................................69
    6.3    Financial Statements, Reports, Certificates..............................................71
    6.4    Return...................................................................................73
    6.5    Maintenance of Properties................................................................74
    6.6    Taxes....................................................................................74
    6.7    Insurance................................................................................74
    6.8    Location of Inventory and Equipment......................................................75
    6.9    Compliance with Laws.....................................................................75
    6.10   Leases...................................................................................75
    6.11   Brokerage Commissions....................................................................75
    6.12   Existence................................................................................76
    6.13   Environmental............................................................................76
    6.14   Other Disclosure Updates.................................................................76
    6.15   Commercial Tort Claims; Organizational ID Number.........................................76
    6.16   Inventory Divestiture Plan...............................................................76

7.         NEGATIVE COVENANTS.......................................................................76
    7.1    Indebtedness.............................................................................77
    7.2    Liens....................................................................................77
    7.3    Restrictions on Fundamental Changes......................................................77
    7.4    Disposal of Assets.......................................................................77
    7.5    Change Name..............................................................................78
    7.6    Guarantee................................................................................78
    7.7    Nature of Business.......................................................................78
    7.8    Prepayments and Amendments...............................................................78

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    7.9    Consignments.............................................................................78
    7.10   Distributions............................................................................78
    7.11   Accounting Methods.......................................................................78
    7.12   Investments..............................................................................79
    7.13   Transactions with Affiliates and Franchisees.............................................79
    7.14   Suspension...............................................................................79
    7.15   Compensation.............................................................................79
    7.16   Use of Proceeds..........................................................................79
    7.17   Change in Location of Chief Executive Office; Inventory and Equipment with
           Bailees..................................................................................79
    7.18   Securities Accounts......................................................................80
    7.19   Parent...................................................................................80
    7.20   Financial Covenants......................................................................80
    7.21   Inventory Divestiture Plan...............................................................82
    7.22   Insurance Service Management.............................................................82

8.         EVENTS OF DEFAULT........................................................................82

9.         THE LENDER GROUP'S RIGHTS AND REMEDIES...................................................84
    9.1    Rights and Remedies......................................................................84
    9.2    Remedies Cumulative......................................................................86

10.        TAXES AND EXPENSES.......................................................................87

11.        WAIVERS; INDEMNIFICATION.................................................................87
   11.1    Demand; Protest; etc.....................................................................87
   11.2    The Lender Group's Liability for Collateral..............................................87
   11.3    Indemnification..........................................................................87

12.        NOTICES..................................................................................88

13.        CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...............................................89

14.        ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...............................................90
   14.1    Assignments and Participations...........................................................90
   14.2    Participations...........................................................................90
   14.3    Assignments..............................................................................91
   14.4    Dissemination of Information.............................................................92
   14.5    Tax Treatment............................................................................92

15.        AMENDMENTS; WAIVERS; SUBORDINATION.......................................................93
   15.1    Amendments and Waivers...................................................................93
   15.2    Replacement of Holdout Lender............................................................93
   15.3    No Waivers; Cumulative Remedies..........................................................94
   15.4    Subordination of Lien....................................................................94

16.        AGENT; THE LENDER GROUP..................................................................94
   16.1    Appointment; Nature of Relationship......................................................94
   16.2    Powers...................................................................................95
   16.3    General Immunity.........................................................................95
   16.4    No Responsibility for Loans, Recitals, etc...............................................95

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   16.5    Action on Instructions of Lenders........................................................95
   16.6    Employment of Agents and Counsel.........................................................95
   16.7    Reliance on Documents; Counsel...........................................................95
   16.8    Agent's Reimbursement and Indemnification................................................96
   16.9    Notice of Default........................................................................96
   16.10   Rights as a Lender.......................................................................96
   16.11   Lender Credit Decision...................................................................96
   16.12   Successor Agent..........................................................................96
   16.13   Delegation to Affiliates.................................................................97
   16.14   Withholding Taxes........................................................................97
   16.15   Collateral Matters.......................................................................99
   16.16   Sharing of Payments......................................................................99
   16.17   Agency for Perfection...................................................................100
   16.18   Payments by Agent to the Lenders........................................................100
   16.19   Concerning the Collateral and Related Loan Documents 100
   16.20   Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders;
           Other Reports and Information...........................................................100
   16.21   Several Obligations; No Liability.......................................................101

17.        GENERAL PROVISIONS......................................................................102
   17.1    Effectiveness...........................................................................102
   17.2    Section Headings........................................................................102
   17.3    Interpretation..........................................................................102
   17.4    Severability of Provisions..............................................................102
   17.5    Amendments in Writing...................................................................102
   17.6    Counterparts; Telefacsimile Execution...................................................102
   17.7    Revival and Reinstatement of Obligations................................................102
   17.8    Integration.............................................................................103
   17.9    MIC as Agent for Borrowers..............................................................103

18.        GUARANTY................................................................................103
   18.1    Guaranty; Limitation of Liability.......................................................103
   18.2    Guaranty Absolute.......................................................................104
   18.3    Waiver..................................................................................104
   18.4    Continuing Guaranty; Assignments........................................................105
   18.5    Subrogation.............................................................................105
   18.6    Joint and Several Obligations...........................................................105
   18.7    Judgment Currency.......................................................................105
   18.8    Automatic Limitation....................................................................106

19.        TERMINATION.............................................................................106

                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibit A-1                         Form of Assignment and Acceptance
Exhibit B-1                         Form of Borrowing Base Certificate
Exhibit C-1                         Form of Compliance Certificate
Exhibit L-1                         Form of LIBOR Notice

Schedule A-1                        Agent's Account
Schedule C-1                        Commitments

Schedule B-1                        Business Transformation Charges
Schedule D-1                        Designated Account
Schedule E-1                        Eligible Inventory Locations
Schedule L-1                        Leased Real Property
Schedule N-1                        Lender Notice Addresses
Schedule P-1                        Permitted Liens
Schedule R-1                        Real Property Collateral
Schedule 2.7(a)                     Cash Management Banks
Schedule 5.5                        Locations of Inventory and Equipment
Schedule 5.7                        Chief Executive Office; FEIN
Schedule 5.8(b)                     Capitalization of Borrowers
Schedule 5.8(c)                     Capitalization of Borrowers' Subsidiaries
Schedule 5.10                       Litigation
Schedule 5.13                       ERISA
Schedule 5.14                       Environmental Matters
Schedule 5.16                       Intellectual Property
Schedule 5.18                       Demand Deposit Accounts
Schedule 5.20                       Permitted Indebtedness
Schedule 5.23                       Material Contracts
Schedule 5.24                       Employee and Labor Matters
Schedule 5.25                       Account Debtors; Franchisee Terminations
Schedule 5.26(c)                    Exceptions to Title

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 27, 2003, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, as administrative agent for the Lenders ("Agent"), and on the other hand, MIDAS, INC., a Delaware corporation ("Parent"), each of Parent's Subsidiaries identified on the signature pages hereof as a "Borrower" (such Subsidiaries are referred to hereinafter each individually as a "Borrower", and collectively, jointly and severally, as the "Borrowers"), and each of Parent's Subsidiaries identified on the signature pages hereof as a "Guarantor" (together with the Parent, each individually as a "Guarantor" and collectively, jointly and severally, as the "Guarantors").

     WHEREAS, the Existing Lenders have made loans and other financial accommodations to Parent and MIC pursuant to the Existing Credit Agreement (the "Existing Bank Loans");

     WHEREAS, Borrowers desire to (i) refinance with the proceeds of Advances the portion of the Existing Bank Loans which is currently secured by a first lien on certain assets of certain of Parent's Subsidiaries, (ii) refinance the remaining portion of the Existing Bank Loans with the Term A Loans and the Term B Loans and (iii) obtain a working capital facility.

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

     "Accounts" means, as to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

     "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Bank One or its Affiliates for the account of any Loan Party.

     "Additional Documents" has the meaning set forth in Section 4.4(c).

     "Administrative Borrower" has the meaning set forth in Section 17.9.

     "Advances" has the meaning set forth in Section 2.1(a).

     "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and
Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person. Neither Agent nor any Lender shall be deemed to be an Affiliate of any Loan Party.

     "Agent" means Bank One, solely in its capacity as administrative agent for the Lenders hereunder and not in its individual capacity, and any successor thereto.

     "Agent Advances" has the meaning set forth in Section 2.3(c)(i).

     "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

     "Agent's Account" means the account identified on Schedule A-1.

     "Agent's Liens" means (i) the Liens granted by the Loan Parties to Agent for the benefit of Agent and the Revolver Lenders to secure the Revolver Obligations and (ii) the Liens granted by Loan Parties to Agent for the benefit of Agent and the Term Loan Lenders to secure the Term Loan Obligations, in each case under this Agreement or the other Loan Documents.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Applicable Base Rate Margin" means, with respect to Advances, 2.75%, and with respect to the Term A Loan, 5.0%.

     "Applicable LIBOR Rate Margin" means, with respect to Advances, 3.75%, with respect to Letter of Credit Fees, 3.75%, and with respect to the Term A Loan, 6.0%.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "APWI Canada" means APWI Canada, Inc., a corporation organized under the laws of Canada.

     "Arranger" means Banc One Capital Markets, Inc.

     "Assignee" has the meaning set forth in Section 14.1.

     "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

     "Authorized Person" means any member of Senior Management of Administrative Borrower.

     "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Administrative Borrower is entitled to borrow as

Advances under Section 2.1 (after giving effect to Revolver Usage and all sublimits and reserves applicable hereunder).

     "Availability Reserve" means (a) prior to the Field Audit Completion Date, $0, and (b) at any time thereafter, 15% of the extant Revolver Commitment.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Parent or its Subsidiaries in connection with any of the Bank Products.

     "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Parent or its Subsidiaries to Bank One or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Parent or its Subsidiaries pursuant to the Bank Product Agreements.

     "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Bank One's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding, provided that in order to qualify as Bank Product Reserves, such reserves must be established and disclosed to Administrative Borrower at the time Bank One or its Affiliates provides the Applicable Bank Product.

     "Bank Products" means any service or facility extended to Parent or its Subsidiaries by Bank One or any Affiliate of Bank One including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards,
(e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

     "Bankruptcy Code" means, as applicable, (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada) or (iii) the Companies' Creditors Arrangement Act (Canada), or any similar legislation in a relevant jurisdiction, in each case as in effect from time to time.

     "Base LIBOR Rate" means with respect to a LIBOR Rate Loan for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Base LIBOR Rate for the relevant Interest Period shall instead be the rate determined by Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant LIBOR Rate Loan and having a maturity equal to such Interest Period.

     "Base Rate" means for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Base Rate Loan" means each portion of an Advance or a Term Loan that bears interest at a rate determined by reference to the Base Rate.

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) or a benefit plan under Canadian Employee Benefit Laws for which any Loan Party or any Subsidiary or ERISA Affiliate of any Loan Party has been an "employer" (as defined in Section 3(5) of ERISA) or has held equivalent status under Canadian Employee Benefit Laws within the past six years.

     "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf thereof.

     "Books" means, as to any Person, all of such Person's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of such Person's Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

     "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

     "Borrowing" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loans) made on the same day by the Lenders (or Agent on behalf thereof), or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

     "Borrowing Base" has the meaning set forth in Section 2.1(a).

     "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit B-1 delivered by a member of Senior Management of Administrative Borrower to Agent.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Rate Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Business Transformation Charges" means, with respect to Parent and its Subsidiaries for any period and without duplication of amounts included as special or restructuring charges determined in accordance with GAAP for such period, operating expenses in respect of the Inventory Divestiture Plan in an aggregate amount not in excess of $5,700,336 as described on Schedule B-1.

     "Canadian Documents" means the Canadian Security Agreement, the Canadian Pledge Agreement and the Canadian Guaranty.

     "Canadian Employee Benefits Laws" means the Canadian Pension Plan Act (Canada), the Pension Benefit Act (Ontario), the Health Insurance Act (Ontario), the Employment Standard Act (Ontario), and any federal, provincial or local counterparts or equivalents, in each case, as amended from time to time.

     "Canadian Guarantors" means collectively Midas Canada Holdings, Midas Canada, Midas Canada Realty and APWI Canada.

     "Canadian Guaranty" means that certain Guaranty executed and delivered by the Canadian Guarantors in favor of Agent, for the benefit of Lender Group, in form and substance satisfactory to Agent.

     "Canadian Income Tax Act" means the Income Tax Act (Canada), R.S.C. 1985
C.1 (5th Supp), as amended.

     "Canadian Pledge Agreement" means that certain Stock Pledge Agreement executed and delivered by the Canadian Guarantors in favor of Agent, for the benefit of Lender Group, in form and substance satisfactory to Agent.

     "Canadian Security Agreement" means that certain Security Agreement executed and delivered by the Canadian Guarantors in favor of Agent, for the benefit of Lender Group, in form and substance satisfactory to Agent.

     "Capital Expenditures" means, with respect to Parent and its Subsidiaries for any period, the sum of (i) the aggregate of all expenditures by Parent and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by Parent and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the capital Stock of, any other Person.

     "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

     "Cash Collateral" means the available cash balance of a cash collateral account maintained by MIC with Agent.

     "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

     "Cash Management Account" has the meaning set forth in Section 2.7(a).

     "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among Administrative Borrower, Agent, and one of the Cash Management Banks.

     "Cash Management Bank" has the meaning set forth in Section 2.7(a).

     "Cash Restructuring Charges" means cash charges with respect to the refinancing of Indebtedness, the exiting of the PWI business, the closing of distribution centers, the closing or refranchising of Company-Owned Stores, the closing and outsourcing of the manufacturing operations located in Hartford, Wisconsin, and related corporate downsizing, including, but not limited to, cash charges pertaining to the termination of lease commitments, decommissioning charges, shipping and handling relating to the closing of facilities, facility abandonment, environmental and legal charges, severance and related costs and contract termination charges, all such Cash Restructuring Charges subject to a maximum aggregate amount not to exceed $12,600,000 for the fiscal year ended December 28, 2002 and $35,000,000 for the two fiscal year period ending January 1, 2005. Cash Restructuring Charges shall include accruals for outstanding warranty claims to the extent permitted by Agent in its Permitted Discretion.

     "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Loan Party ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date.

     "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

     "Closing Date Business Plan" means the set of Projections of the Loan Parties for the 2 year period following the Closing Date (on a month by month basis), in form and substance (including as to scope and underlying assumptions and giving effect to the Inventory Divestiture Plan) satisfactory to Agent.

     "Code" means the Illinois Uniform Commercial Code, as in effect from time to time.

     "Collateral" means all assets and property of each Loan Party other than the Parent, including all of such Loan Party's now owned or hereafter acquired right, title, and interest in and to each of the following:

          (a)   Accounts,

          (b)   Books,

          (c)   Equipment,

          (d)   Deposit Accounts,

          (e)   General Intangibles,

          (f)   Inventory,

          (g)   Investment Property,

          (h)   Negotiable Collateral,

          (i)   Real Property Collateral,

          (j) money or other assets of each such Loan Party that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

          (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, or having a Lien upon, any Equipment or Inventory or any Books, in each case, in form and substance satisfactory to Agent.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) received by any Loan Party, regardless of whether any such payment constitutes the proceeds of Collateral.

     "Commercial Tort Claim Assignment" has the meaning set forth in Section 4.4(b).

     "Commitment" means, with respect to each Lender, its Revolver Commitment, its Term A Loan Commitment, its Term B Loan Commitment or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term A Loan Commitments, their Term B Loan Commitments or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

     "Company-Owned Store" means a retail location owned and operated by a Loan Party.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by a member of Senior Management of Parent to Agent.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

     "Continuing Director" means (a) any member of the Board of Directors of Parent who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors of Parent after the Closing Date if such individual was appointed or nominated for election to the Board of Directors of Parent by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors of Parent in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

     "Contribution Agreement" means a contribution agreement executed and delivered by each Borrower and Guarantor, the form and substance of which is satisfactory to Agent.

     "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Loan Party, Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a DDA or a cash collateral account.

     "Copyright Security Agreement" means a copyright security agreement executed and delivered by each Loan Party and Agent, the form and substance of which is satisfactory to Agent.

     "Credit Card Assignment Agreement" means an irrevocable assignment and agreement, in form and substance satisfactory to Agent, between a Credit Card Processor, Agent and certain of the Loan Parties, as determined by Agent, as amended or otherwise modified from time to time.

     "Credit Card Processor" means a credit card service company acceptable to Agent in its sole discretion.

     "Daily Balance" means, with respect to an Obligation on each day during the term of this Agreement, the amount of such Obligation owed at the end of such day.

     "DDA" means any checking or other demand deposit account maintained by any Loan Party.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

     "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Applicable Base Rate Margin applicable thereto).

     "Deposit Account" means any deposit account (as that term is defined in the Code) or any DDA.

     "Designated Account" means that certain DDA of Administrative Borrower identified on Schedule D-1.

     "Dilution" means, as of any date of determination, a percentage established by Agent in its Permitted Discretion on the Field Audit Completion Date based on the results of the Agent's field examination that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items (other than payments) with respect to the Accounts during the applicable period established by Agent on the Field Audit Completion Date in its Permitted Discretion, by (b) the Eligible Loan Parties' gross billings plus the Dollar amount of clause (a) to the extent included therein.

     "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of the percentage established by Agent in its Permitted Discretion on the Field Audit Completion Date based on the results of the Agent's field examination; provided that such percentage may be revised from time to time thereafter in Agent's Permitted Discretion to address the results of any audit performed by Agent.

     "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

     "Dollars" or "$" means United States dollars.

     "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries Consolidated Net Income, minus extraordinary gains, plus, to the extent deducted in determining Consolidated Net Income, interest expense, income taxes, Cash Restructuring Charges, depreciation and amortization, and other non-cash charges, all for such period and all as determined in accordance with GAAP. Solely for the purpose of calculating EBITDA in respect of the financial covenants set forth in Sections 7.20(a)(i), (ii) and (iii) and Section 7.20(b)(i), (x) Business Transformation Charges shall be an add-back to EBITDA in amounts equal to $2,900,000 and $2,800,336 for the fiscal quarters ending September 27, 2003 and January 3, 2004, respectively, and (y) an amount equal to $975,000 will be an add-back to EBITDA for each of the fiscal quarters ending June 29, 2002, September 28, 2002 and December 28, 2002.

     "EBITDAR" means with respect to any fiscal period, EBITDA plus Net Rent for such period, all as determined in accordance with GAAP.

     "Eligible Accounts" means those Accounts created by one of the Eligible Loan Parties in the ordinary course of its business, that arise out of its sale of goods that comply with each of the representations and warranties respecting Eligible Accounts made by such Eligible Loan Party under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by or for the benefit of Agent. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to the Eligible Loan Parties. Eligible Accounts shall not include the following:

           (a) Accounts that the Account Debtor has failed to pay within 90 days of the statement date (provided statements include all invoices for the applicable statement period and are rendered not less frequently than monthly) or otherwise within 90 days of the invoice date, or that have payment terms of more than 90 days,

           (b) Accounts owed by an Account Debtor where 25% (or such greater percentage as determined by Agent in its Permitted Discretion on the Field Audit Completion Date based on the results of Agent's field examination) or more of all Accounts owed by that Account Debtor are deemed ineligible under clause (a) above,

           (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Loan Party,

           (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

           (e) Accounts that are not payable in Dollars (or in the case of Accounts of APWI Canada and Midas Canada, Canadian Dollars),

           (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or organized under or a resident of any state thereof, Canada or any province thereof, or (iii) is the government of any foreign country or foreign sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

           (g) Accounts with respect to which the Account Debtor is either (i) the United States, Canada or any department, agency, or instrumentality of the United States or Canada (exclusive, however, of Accounts with respect to which the applicable Eligible Loan Party has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727 or the Financial Administration Act (Canada)), or (ii) any state of the United States or province of Canada (exclusive, however, of (A) Accounts owed by any state or province that does not have a statutory counterpart to the Assignment of Claims Act or the Financial Administration Act (Canada) or (B) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Eligible Loan Party has complied to Agent's satisfaction),

           (h) Accounts with respect to which the Account Debtor is a creditor of any Loan Party or any of its Subsidiaries, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

           (i) Accounts with respect to an Account Debtor whose total obligations owing to Eligible Loan Parties exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

           (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is known by any Loan Party not to be Solvent, has gone out of business, or as to which a Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

           (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Eligible Loan Party has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

           (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

           (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien securing the Revolver Obligations,

           (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or
     (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

           (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services,

           (p) Accounts arising out of any payment obligations under any Franchise Agreement, other than any Accounts arising directly from the sale of Inventory to any franchisee in the ordinary course of business, or

           (q) Accounts arising from a single transaction owed by an Account Debtor in excess of $500,000.

     Notwithstanding the foregoing criteria and exclusions, at the request of Administrative Borrower, Accounts generated from sales of Inventory pursuant to the Inventory Divestiture Plan shall be permitted to be Eligible Accounts for up to 30 days after the creation of such Accounts in Agent's Permitted Discretion including, without limitation, Agent's satisfaction with the identity and creditworthiness of the applicable Account Debtor.

     "Eligible Inventory" means Inventory of Eligible Loan Parties consisting of finished goods held for sale in the ordinary course of the Eligible Loan Parties' business that complies with each of the representations and warranties respecting Eligible Inventory made by the Eligible Loan Parties' in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by or for the benefit of Agent. In determining the amount to be so included, Inventory shall be determined on a first-in-first-out basis and valued at the lower of cost (excluding capitalized overhead and the Eligible Loan Parties' Inventory valuation reserves) or market on a basis consistent with the Eligible Loan Parties' historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

           (a) an Eligible Loan Party does not have good, valid, and marketable title thereto,

           (b) it is not located at one of the locations in the United States or Canada set forth on Schedule E-1 (as updated from time to time) or, if such Inventory is in transit from one such location to another such location, the gross value of such in transit Inventory is in excess of $10,000,000 at any one time,

           (c) it does not satisfy one of the following categories: (i) such Inventory is located on Owned Real Property of a Loan Party and used in connection with the operation of a

     Company-Owned Store or any manufacturing, warehousing or distribution operations of the Loan Parties, or (ii) such Inventory is located (a) on Leased Real Property or (b) in a contract warehouse and used in connection with any manufacturing, warehousing or distribution operations of the Loan Parties, provided that, in the case of this subclause (ii), (x) such location (other than in respect of a Company-Owned Store) is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party and (y) such location is a Company-Owned Store and is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party within sixty (60) days of the Closing Date, and provided further that, in the case of each subclause under this clause (c), such Inventory must be segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

           (d) it is not subject to a valid and perfected first priority Agent's Lien securing the Revolver Obligation,

           (e) it consists of goods returned (unless returned in accordance with the terms of an Eligible Loan Party's programs or promotions established in the ordinary course of business and available and in form for immediate resale) or rejected by an Eligible Loan Party's customers, or

           (f) it consists of goods that are obsolete or slow moving, unmerchantable, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

     "Eligible Loan Parties" means the Loan Parties other than Parent; provided that APWI Canada, Inc. and Midas Canada Inc. shall not be Eligible Loan Parties until the requirements of Section 2.7(g) have been satisfied.

     "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, including an Approved Fund, and (e) any other Person approved by Agent (which approval shall not be unreasonably withheld or delayed); provided that no Person who operates or franchises automotive repair facilities shall be an Eligible Transferee.

     "Environmental Actions" means any complaint, summons, citation, notice, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations or alleged violations of Environmental Law or releases of Hazardous Materials, (a) from any assets, properties, or businesses of any Loan Party or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any predecessor in interest.

     "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, permit, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or, to the extent binding on any Loan Party, any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, human health, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USCss. 1251 et seq.; the Toxic Substances Control Act, 15 USC, ss. 2601 et seq.; the Clean Air Act, 42 USCss. 7401 et seq.; the Safe Drinking Water Act, 42 USC.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC.ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USCss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC.ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); the Canadian Environmental Protection Act (Canada); the Fisheries Act (Canada); the Transportation of Dangerous Goods Act (Canada); the Environmental Protection Act (Ontario); the Water Resource Act (Ontario); the Waste Management Act (British Columbia); the Environmental Quality Act (Quebec); and any federal, state, provincial, local or foreign counterparts or equivalents, in each case as amended from time to time.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "Environmental Reserves" means reserves (determined from time to time by Agent in its Permitted Discretion) for the estimated costs of Remedial Action associated with any Real Property Collateral.

     "Equipment" means, as to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

     "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party and whose employees are aggregated with the employees of a Loan Party under IRC Section 414(o).

     "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Loan Party, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in

Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Loan Party, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, (g) the providing of any security to any Plan under Section 401(a)(29) of the IRC by a Loan Party or its Subsidiaries or any of their ERISA Affiliates or (h) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws.

     "Event of Default" has the meaning set forth in Section 8.

     "Excess Cash Flow" means, for any fiscal period of Parent, (i) EBITDAR for such period, less (ii) Fixed Charges for such period, less (iii) optional principal payments on Indebtedness during such period, less (iv) Cash Restructuring Charges for such period to the extent not included in the determination of Fixed Charges for such period.

     "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

     "Existing Agent" means Bank One, NA, as agent for the Existing Lenders.

     "Existing Credit Agreement" means the Credit Agreement dated as of January 22, 1998, by and among the Parent and MIC, as borrowers, Credit Suisse First Boston, as co-agent, the lenders named therein and the Existing Agent, as modified, amended and supplemented prior to the Closing Date.

     "Existing Lenders" means the lenders party to the Existing Credit
Agreement.

     "Existing Note Agreement" means the Note and Guarantee Agreement, dated as of April 15, 1998, by and among MIC, as issuer, the Parent, as guarantor, and each of the purchasers named therein, as modified, amended and supplemented prior to the Closing Date.

     "Existing Noteholders" means the holders of the Existing Notes.

     "Existing Notes" means the 6.89% Guaranteed Senior Notes due 2005 issued by MIC in the initial aggregate principal amount of $75,000,000.

     "Extraordinary Receipts" means any Collections received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(c)(iii) hereof), including, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance (including proceeds of the key man life insurance policies), but excluding insurance with respect to Accounts and Inventory, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, except in connection with the settlement of Accounts in the ordinary course of business, (v) condemnation awards (and payments in lieu thereof), but excluding condemnation awards with respect to Inventory, (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent in its sole discretion.

     "Fee Letter" means that certain fee letter, dated as of March 25, 2003, among MIC, Parent, the Arranger and Agent, in form and substance satisfactory to Agent.

     "FEIN" means Federal Employer Identification Number.

     "Fiat Magneti Agreements" means (i) the Agreement for Strategic Alliance, dated October 1, 1998, by and between MIC and Magneti SpA, and (ii) the License Agreement and the other agreements and documents executed and delivered in connection therewith, each as amended or otherwise modified from time to time.

     "Field Audit Completion Date" means the date on which Agent notifies the Administrative Borrower that Agent has (i) completed its field examination (which Agent shall use commercially reasonable efforts to complete by April 30, 2003) and (ii) received an update to the Inventory appraisal conducted by Great American Group in November 2002, the results of each of which are satisfactory to Agent in its Permitted Discretion.

     "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries consisting of the accounting period of 52 or 53 weeks ending on the last Saturday of December or the first Saturday of January in each calendar year.

     "Fixed Charges" means for any fiscal period of Parent, without duplication,
(i) Capital Expenditures (net of third party financing), plus (ii) cash taxes paid, cash interest expense, scheduled principal payments on Indebtedness (including, without limitation, payments in respect of Capital Leases and finance leases) made during such period, payments made pursuant to Section 2.4(c)(v), dividends, Net Rent and Cash Restructuring Charges in excess of budgeted amounts provided in the Closing Date Business Plan, all for such period and all as determined in accordance with GAAP.

     "Fixed Rate Breakage Fee" has the meaning set forth in Section 2.16.

     "Franchise Agreement" means any franchise agreement to which a Loan Party is a party as a franchisor and which is related to the franchising of the business of operating automotive specialty shops and any other agreements, documents and leases executed and delivered in connection therewith.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Funding Date" means the date on which a Borrowing occurs.

     "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, judgments, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, designs, inventions, trade secrets, trade names, d/b/a's, Internet domain names, logos, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other non-tangible personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

     "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

     "Governmental Authority" means any federal (including the federal government of Canada), provincial, state, local, or other governmental or administrative body, instrumentality, department, agency, any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Guarantor" means each person named on the signature pages hereto as a "Guarantor," and each Person that guarantees, pursuant to Section 6.17 or otherwise, all or any part of the Obligations.

     "Guaranty" means the Guaranty set forth in Section 18 hereof, the Canadian Guaranty and any other guaranty executed and delivered by a Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations (including any Environmental Law) as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources,
(c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, and (e) any other substance, the storage, manufacture, disposal, treatment, generation, use, transportation, remediation, release into or concentration in the environment of which is prohibited, controlled, regulated or licensed by any Governmental Authority under any Environmental Law.

     "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Parent or its Subsidiaries and Bank One or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Parent's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Holdout Lender" has the meaning set forth in Section 15.2.

     "Indebtedness" means, with respect to any Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations with respect to sale-leaseback transactions, and
(g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation, or any agreement to maintain the net worth or working capital or financial condition, of any other Person; provided, however, that solely for the purpose of calculating the total leverage ratio set forth in Section 7.20(a)(i),
(x) contingent obligations in respect of guarantees by a Loan Party of Indebtedness of its franchisees shall constitute Indebtedness only to the extent that such contingent obligations exceed $5,000,000 in the aggregate and (y) obligations in respect of sale-leaseback transactions shall constitute Indebtedness only to the extent that the present value of such obligations exceeds $39,000,000 in the aggregate.

     "Indemnified Liabilities" has the meaning set forth in Section 11.3.

     "Indemnified Person" has the meaning set forth in Section 11.3.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (including the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors Arrangement Act (Canada)) or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Insurance Service Management" means Insurance Service Management, Inc., a Delaware corporation.

     "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by the Loan Parties and Agent, the form and substance of which is satisfactory to Agent.

     "Intercreditor Agreement" means the Intercreditor Agreement among Agent (in its capacity as agent for the Revolver Lenders and as agent for the Term Loan Lenders), the Revolver Lenders, the Term Loan Lenders, the Noteholders, U.S. Bank National Association, as collateral agent for the Noteholders, and the Loan Parties the form and substance of which is satisfactory to Agent.

     "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which such Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

     "Inventory" means all Loan Parties' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Loan Party as lessor, goods that are furnished by a Loan Party under a contract of service, and raw materials, work in process, or materials used or consumed in a Loan Party's business.

     "Inventory Divestiture Plan" means the plan delivered to Agent and Lenders on the Closing Date, the form and substance of which is satisfactory to Agent in its Permitted Discretion.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Property" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

     "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

     "Issuing Lender" means Bank One or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs pursuant to Section 2.12.

     "Leased Real Property" means any leasehold interests in real property now held or hereafter acquired by a Loan Party and the improvements thereto.

     "L/C" has the meaning set forth in Section 2.12(a).

     "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

     "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

     "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

     "Lender Group Expenses" means all (a) out-of-pocket costs or expenses (including taxes, and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group, (b) fees or charges paid or incurred by any one or more members of the Lender Group in connection with the Lender Group's transactions with any Loan Party, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment searches, and UCC and PPSA searches for liens under the Uniform Commercial Code and PPSA (as applicable) and including searches with the patent and trademark office or the copyright office), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations, real estate surveys, real estate title policies and endorsements, insurance reviews and audits and environmental audits (to the extent of the fees and charges, and up to the amount of any limitation, contained in this Agreement), (c) costs and expenses incurred by Agent or any one or more members of the Lender Group in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks of the Loan Parties, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of the Agent to the extent of the fees and charges, and up to the amount of any limitation, contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with Borrowers or any guarantor of the Obligations, (h) Agent's reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in advising, structuring, drafting, reviewing, administering, syndicating or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including reasonable attorneys', accountants', and other advisory fees and expenses) incurred in terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

     "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

     "Letter of Credit" means an L/C.

     "Letter of Credit Fee" has the meaning set forth in Section 2.6(b).

     "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

     "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

     "LIBOR Notice" means a written notice in the form of Exhibit L-1.

     "LIBOR Option" has the meaning set forth in Section 2.13(a).

     "LIBOR Rate" means with respect to a LIBOR Rate Loan for the relevant Interest Period, the quotient of (a) the Base LIBOR Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

     "LIBOR Rate Loan" means each portion of an Advance or the Term A Loans that bears interest at a rate determined by reference to the LIBOR Rate.

     "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien, right of distraint or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan" means an Advance, a Term A Loan or a Term B Loan.

     "Loan Account" has the meaning set forth in Section 2.10.

     "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Fee Letter, each Guaranty, the Letters of Credit, the Mortgages, the Canadian Documents, the Credit Card Assignment Agreement, the Contribution Agreement, the Patent Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party and the Lender Group in connection with this Agreement.

     "Loan Party" means any Borrower and any Guarantor.

     "Magneti SpA" means Magneti Marelli Services S.p.A (as successor to Magneti Marelli, S.p.A).

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of a Loan Party individually, or the Loan Parties taken as a whole, (b) a material impairment of a Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral; provided, that the consummation of the transactions contemplated by the Inventory Divestiture Plan shall not, solely by itself, constitute a Material Adverse Change.

     "Material Contracts" means any agreement or contract of any Loan Party which (a) involves consideration to such Loan Party of $500,000 or more in any year, (b) involves consideration by such Loan Party of $500,000 or more in any year, (c) imposes financial obligations on any Loan Party of $500,000 or more in any year (other than any agreement that by its terms may be terminated by any Borrower or any Subsidiary upon sixty (60) days' notice or less, but including any franchise agreement which would otherwise constitute a Material Contract) or
(d) is otherwise material (or, together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of the Loan Parties, taken as a whole, excluding, however, customer purchase orders or purchase orders to any vendor, in each case entered into in the ordinary course of a Loan Party's business. The Material Contracts shall in any event include the Fiat Magneti Agreements and the Note Documents.

     "Maturity Date" has the meaning set forth in Section 3.3.

     "Maximum Availability" shall have the meaning set forth in Section 2.1(a).

     "Maximum Revolver Amount" means $40,000,000, subject to Section 2.1(f).

     "MIC" means Midas International Corporation, a Delaware corporation.

     "Midas Canada" means Midas Canada Inc., a corporation organized under the laws of Ontario.

     "Midas Canada Holdings" means Midas Canada Holdings Limited, a corporation organized under the laws of Ontario.

     "Midas Canada Realty" means Midas Realty Corporation of Canada Inc., a corporation organized under the laws of Ontario.

     "Minimum Liquidity" means the amount, as of the date any determination thereof is to be made, equal to Availability, plus the amount of cash (including Cash Collateral to the extent not included in Availability) and Cash Equivalents of the Borrowers subject to a Control Agreement in favor of Agent (or otherwise under the control of Agent) for the benefit of the Lender Group (but otherwise unrestricted).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or such equivalent plan under Canadian Employee Benefit Laws to which a Loan Party, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

     "Negotiable Collateral" means, with respect to any Person, all of such Person's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

     "Net Cash Proceeds" means (a) with respect to any event described in
Section 2.4(c)(iii) (a "Sale Event"), the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any event described in Section 2.4(c)(vi), cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such disposition, sale or issuance or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal state, local and other taxes required to be accrued as a liability as a consequence of such transactions and, in the case of a Sale Event, net of all payments made by any Loan Party on any Indebtedness which is secured by such assets pursuant to a Permitted Lien (other than the Agent's Liens) upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Sale Event, or by applicable law be repaid out of the proceeds from such Sale Event.

     "Net Liquidation Percentage" means the percentage of the book value of Borrowers' Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company approved by Agent.

     "Net Rent" means, with respect to any fiscal period, (i) Parent's and its Subsidiaries', (a) gross rent expense, less (b) sublease rental income from franchisees and other Persons which are not Affiliates that reduced gross rent expense, as presented in the relevant footnotes to the most recent annual financial statements of Parent, divided by (ii) four (4).

     "Net Restructuring Charges" means Cash Restructuring Charges, net of all tax benefits in respect thereof.

     "Net Worth" means, at any date of determination, the consolidated shareholders' equity of Parent and its consolidated Subsidiaries, plus minority interest, as determined in accordance with GAAP.

     "Note Agreement" means the Note, Guaranty and Security Agreement dated as of the Closing Date among the Loan Parties, U.S. Bank National Association, as Collateral Agent, and the Noteholders.

     "Note Documents" means the Note Agreement, the Notes and any agreements or instruments evidencing, securing or guaranteeing the obligations thereunder.

     "Noteholders" means the holders of the Notes.

     "Notes" means, collectively, the Guaranteed Secured Term A Notes due October 3, 2004 in the initial aggregate principal amount of $31,415,094 and the Guaranteed Secured Term B Notes due October 3, 2004 in the initial aggregate principal amount of $13,584,906, in each case issued by the Borrowers and guaranteed by the Guarantors.

     "Obligations" means (a) all loans (including the Term Loans), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations ( including, without limitation, all Revolver Obligations and all Term Loan Obligations). Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

     "Operating Lease" means, with respect to any Person, any lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor or sublessor.

     "Optional Overadvances" has the meaning set forth in Section 2.3(g).

     "Overadvance" has the meaning set forth in Section 2.5.

     "Owned Real Property" means any fee interests in real property now owned or hereafter acquired by any Loan Party and the improvements thereto.

     "Parent" has the meaning set forth in the preamble to this Agreement.

     "Participant" has the meaning set forth in Section 14.2(a).

     "Patent Security Agreement" means a patent security agreement executed and delivered by Loan Parties and Agent, the form and substance of which is satisfactory to Agent.

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto or equivalent entity under Canadian Employee Benefit Laws.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Dispositions" means (a) sales or other dispositions by a Loan Party or its Subsidiary of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales by a Loan Party or its Subsidiary of Inventory to buyers in the ordinary course of business, (c) the sale or other disposition of Inventory and Equipment pursuant to the Inventory Divestiture Plan for which a Loan Party receives cash consideration at the closing of any transaction or otherwise consummated on terms and conditions acceptable to Agent in its Permitted Discretion, (d) the use or transfer of money or Cash Equivalents by a Loan Party or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(e) the licensing by any Loan Party or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (f) the sale or closing of Company-Owned Stores which are not profitable, (g) so long as no Event of Default has occurred and is continuing, the sale of Real Property Collateral, or any part thereof, not used by any Loan Party, (h) the sale of motor vehicles for fair market value, (i) the refranchising of Company-Owned Stores, (j) leases of Owned Real Property of the Loan Parties in the ordinary course of business consistent with past practices and (k) the disposition and outsourcing of the Loan Parties' manufacturing operations located in Hartford, Wisconsin.

     "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments by any Borrower in any other Borrower or any US Guarantor in the ordinary course of business consistent with past practices, provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement and, upon request of Agent at any time, such Indebtedness shall be evidenced by promissory notes acceptable to Agent which shall be pledged and delivered to Agent as security for the Revolver Obligations and the Term Loan Obligations, and (e) investments in the form of securities of publicly-held companies in an amount not in excess of $10,000 in the aggregate.

     "Permitted Liens" means (a) (i) Liens held by Agent for the benefit of Agent and the Revolver Lenders and (ii) Liens held by Agent for the benefit of Agent and the Term Loan Lenders, (b) Liens for unpaid taxes that either (i) are not yet due or delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under Operating Leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to the Real Property Collateral, Liens, encumbrances, easements, rights of way, restrictions of record, and zoning restrictions that are exceptions to the policies for title insurance issued in connection with the Mortgages, as accepted by Agent, (l) with respect to any Real Property for which Agent has elected not to obtain a policy for title insurance, encumbrances, title defects, title exceptions, easements, rights of way, restrictions of record, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (m) Liens arising from leases and subleases with franchisees entered into in the ordinary course of business consistent with past practices, (n) licenses of intellectual property granted by the Loan Parties under Franchise Agreements in the ordinary course of business consistent with past practices and (o) Liens in favor of the Noteholders securing the Notes so long as such Liens are junior in priority of payment to the Agent's Liens securing the Revolver Obligations and pari passu with the Agent's Liens securing the Term Loan Obligations, in each case as set forth in the Intercreditor Agreement.

     "Permitted Protest" means the right of Parent or any of its Subsidiaries, as applicable) to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States or Canadian federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

     "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $5,000,000.

     "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" means all Collateral other than Real
Property.

     "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by a Loan Party or with respect to which it may incur liability subject to ERISA.

     "Pledge Agreement" means a pledge and security agreement, in form and substance satisfactory to Agent, executed and delivered by each Loan Party (including the Parent) that owns Stock of a Subsidiary of Parent or that is the holder of any promissory notes to be delivered to Agent pursuant to Section 4.2.

     "PPSA" means the Personal Property Security Act of the applicable Canadian province or provinces in respect of the Canadian Guarantors.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Priority Event" shall have meaning set forth in the Intercreditor
Agreement.

     "Pro Rata Share" means:

          (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver Commitment being terminated, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by
     (ii) the aggregate Revolver Commitments of all Lenders and (y) from and after the time the Revolver Commitment has been terminated, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolver Usage by (ii) the aggregate unpaid principal amount of all Revolver Usage,

          (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the Revolver Commitment being terminated, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders and
     (y) from and after the time the Revolver Commitment has been terminated, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolver Usage by (ii) the aggregate unpaid principal amount of all Revolver Usage,

          (c) with respect to a Lender's right to receive payments of interest, fees, and principal with respect to the Term A Loan, the percentage obtained by dividing (i) the outstanding principal amount of such Lender's Term A Loans by (ii) the outstanding principal amount of the Term A Loans,

          (d) with respect to a Lender's right to receive payments of interest, fees, and principal with respect to the Term B Loans, the percentage obtained by dividing (i) the outstanding principal amount of such Lender's Term B Loans by (ii) the outstanding principal amount of the Term B Loans, and

          (e) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.8), the percentage obtained by dividing (i) such Lender's Revolver Commitment plus the unpaid principal amount of such Lender's portion of the Term A Loans plus the unpaid principal amount of such Lender's portion of the Term B Loans, by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the unpaid principal amount of the Term A Loans plus the unpaid principal amount of the Term B Loans; provided, however, that in the event the Revolver Commitments have been terminated, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Revolver Usage plus the unpaid principal amount of such Lender's Term A Loans plus the unpaid principal amount of such Lender's Term B Loans by (B) the principal amount of all Revolver Usage plus the unpaid principal amount of the Term A Loans plus the unpaid principal amount of the Term B Loans.

     "Projections" means the Loan Parties forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with the Loan Parties' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     "PWI" means Parts Warehouse, Inc., a Delaware corporation.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

     "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Loan Party.

     "Real Property Reserves" means reserves for the estimated rental costs for not more than a three (3) month period for Inventory locations for which Collateral Access Agreements are required, but have not been received, as determined by Agent in its Permitted Discretion.

     "Records" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Register" has the meaning specified therefore in Section 14.3(d).

     "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions identified at 42 USC ss.ss. 9601 (23-24).

     "Remedies Notice" means a written notice delivered pursuant to the Intercreditor Agreement which instructs Agent to accelerate the Obligations and/or to commence the taking of other remedies.

     "Report" has the meaning set forth in Section 16.20.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.

     "Required Lenders" means, at any time, Required Revolver Lenders and Required Term Lenders.

     "Required Liquidity" means Minimum Liquidity in an amount equal to (i) for the period from the Closing Date through and including January 3, 2004, $20,000,000, (ii) for the period from January 4, 2004 through and including July 3, 2004, $15,000,000 and (iii) thereafter, $10,000,000. At the request of
Administrative Borrower, such amounts may be reduced with the consent of Agent in its sole discretion.

     "Required Revolver Lenders" means Revolver Lenders whose Pro Rata Shares of the Revolver Commitment aggregate 66?% or more or, if the Revolver Commitment has been terminated, the aggregate unpaid principal amount of such Lender's Revolver Usage divided by the aggregate unpaid principal amount of all Revolver Usage; provided, that if there are two (2) Lenders with a Revolver Commitment, then the reference to 66?% shall be deemed to be a reference to 100%.

     "Required Term Lenders" means Lenders holding Term A Loans and Term B Loans whose Pro Rata Shares of such Loans aggregate 51% or more.

     "Reserve Requirement" means with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.

     "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.3.

     "Revolver Lenders" means Lenders having a Revolver Commitment and shall include the Issuing Lender.

     "Revolver Obligations" means all Obligations other than Term Loan Obligations.

     "Revolver Rate Increase" has the meaning set forth in Section 2.17(b).

     "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

     "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to a Letter of Credit, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender in respect of a Letter of Credit to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

     "SEC" means the United States Securities and Exchange Commission and any successor thereto.

     "Securities Account" means a "securities account" as that term is defined in the Code.

     "Senior Management" means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the treasurer, any assistant treasurer and/or the controller of such Loan Party.

     "Settlement" has the meaning set forth in Section 2.3(f)(i).

     "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Person; (b) the present fair saleable value of the assets of such Person will be greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted.

     "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Taxes" has the meaning set forth in Section 16.14.

     "Term A Loan Amount" means $61,084,905.66.

     "Term A Loan Commitment" means, with respect to each Lender, its Term A Loan Commitment, and, with respect to all Lenders, their Term A Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

     "Term A Loan Lender" means each Lender having a Term A Loan Commitment or a portion of the Term A Loans.

     "Term A Loans" has the meaning set forth in Section 2.2.

     "Term B Loans" has the meaning set forth in Section 2.2.

     "Term B Loan Amount" means $26,415,094.33.

     "Term B Loan Commitment" means, with respect to each Lender, its Term B Loan Commitment, and, with respect to all Lenders, their Term B Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

     "Term B Loan Lender" means each Lender having a Term B Commitment Loan or a portion of the Term B Loans. "Term B Loan PIK Amount" means, as of any date of determination, the amount of all interest accrued with respect to the Term B Loans that has been paid in kind by being added to the balance thereof in accordance with Section 2.6(a)(v).

     "Term B Rate" has the meaning set forth in Section 2.6(a)(v).

     "Term Loan Lenders" means, collectively, the Term A Loan Lenders and the Term B Loan Lenders.

     "Term Loan Obligations" means all Obligations arising solely in respect of the Term Loans or due and payable solely to the Term Loan Lenders.

     "Term Loan Repayment Trigger" means the Borrowers' failure to repay the Term Loans and the Notes (through internally generated funds and mandatory prepayments described in Section 2.4(c) used for optional prepayments) in an aggregate principal amount of at least $33,000,000 by January 4, 2004.

     "Term Loans" means, collectively, the Term A Loans and the Term B Loans.

     "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
IRC, (iii) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate a Benefit Plan, (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, or (vi) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws.

     "Total Commitment" means, with respect to a Lender, the aggregate of such Lender's Commitments, and, with respect to all Lenders, all Commitments of the Lenders, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

     "Trademark Security Agreement" means a trademark security agreement executed and delivered by each Borrower and Agent, the form and substance of which is satisfactory to Agent.

     "Transferee" has the meaning set forth in Section 14.4.

     "UCC Filing Authorization Letter" means a letter executed by each Loan Party authorizing Agent to file appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Liens to be created by each applicable Loan Document.

     "US Guarantor" means a Guarantor, other than Parent or any Canadian Guarantor.

     "Voidable Transfer" has the meaning set forth in Section 17.7.

     "Warrant Agreement" means the Warrant Agreement dated as of the Closing Date among Parent, the Term Loan Lenders and the Noteholders, the form and substance of which is satisfactory to the Term Loan Lenders.

     "Warrants" means the detachable warrants to purchase common stock of Parent issued pursuant to the Warrant Agreement.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.1 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.2 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Interceditor Agreement). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.3 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

     2.1 Revolver Advances.

     (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Administrative Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage less the sum of (x) the Availability Reserve, (y) the Bank Products Reserve and (z) the Environmental Reserves, and (ii) the Borrowing Base less the Letter of Credit Usage ("Maximum Availability"). For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

          (x) the sum of:

               (i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

               (ii) the least of:

                    (A) 50% of the cost of Eligible Inventory,

                    (B) 85% times the then extant Net Liquidation Percentage
               times the book value of the Eligible Inventory,

                    (C) $37,000,000, and

                         (iii) 100% of the amount of Cash Collateral, minus

          (y) the sum of (i) the Bank Products Reserve, (ii) the Real Property Reserves, (iii) the Environmental Reserves, (iv) the Availability Reserve and (v) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

     (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including, without limitation, reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent, likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, and (iii) such other reserves as Agent may deem appropriate in the exercise of its Permitted Discretion.

     (c) Notwithstanding the definitions of Borrowing Base, Eligible Accounts, Eligible Inventory and Net Liquidation Percentage such definitions may be modified by Agent in its Permitted Discretion from time to time based on the results of field audits undertaken by or at the direction of Agent from time to time; provided, that in no event shall the advance rates set forth in clauses
(x)(i), (x)(ii)(A) and (x)(ii)(B) of Section 2.1(a) be increased to rates in excess of 85%, 50% and 85%, respectively, without the prior written consent of each Revolver Lender.

     (d) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

     (e) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     (f) Notwithstanding anything contained in this Agreement, until the first day after the Field Audit Completion Date on which, on a pro forma basis, there is Availability (including, without limitation, after giving effect to the Availability Reserve) of at least $1, the Maximum Revolver Amount shall be deemed to be equal to $20,000,000 for all purposes of this Agreement (other than Section 2.11(a)).

     2.2 Term Loans.

     (a) Subject to the terms and conditions of this Agreement, each Lender with a Term A Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans

(collectively, the "Term A Loans") on the Closing Date to MIC in an amount equal to such Lender's Pro Rata Share of the Term A Loan Amount by converting a portion of the obligations owing to such Lender under the Existing Credit Agreement into a Term A Loan.

     (b) Subject to the terms and conditions of this Agreement, each Lender with a Term B Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term B Loans") on the Closing Date to MIC in an amount equal to such Lender's Pro Rata Share of the Term B Loan Amount by converting a portion of the obligations owing to such Lender under the Existing Credit Agreement into a Term B Loan.

     (c) MIC may, at any time, subject to Sections 2.13(c) and 2.16, prepay all or a portion of the Term Loans without penalty or premium; provided, that except in connection with the repayment in full of all of the Obligations, (i) the Required Liquidity shall be satisfied immediately after giving effect to such prepayment and (ii) immediately before and immediately after giving effect to such prepayment, no Event of Default shall have occurred and be continuing. The application of all such prepayments, and the apportionment of such prepayments among the Term Loans and the Notes, shall be subject to the terms of the Intercreditor Agreement. Each prepayment shall be applied pro rata to the Term Loans against the remaining installments of principal due on the Term Loans in the inverse order of maturity. The outstanding unpaid principal balance (including the Term B Loan PIK Amount) and all accrued and unpaid interest under the Term Loans (including the Term B Loan PIK Amount) shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loans (including the Term B Loan PIK Amount) shall constitute Term Loan Obligations.

     (d) The Loan Parties and the Lender Group agree that (i) each Warrant not subject to clawback under the Warrant Agreement has a value of $5.00 per warrant share, (ii) each Warrant subject to clawback under the Warrant Agreement has a value of $0.00 per warrant share and (iii) they will not take a position inconsistent with the foregoing on any federal, state, local and/or foreign tax return or any information statement.

     2.3 Borrowing Procedures and Settlements.

     (a) Procedure for Borrowing. Each Borrowing shall be made after the Closing Date by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 12:00 noon (Chicago time) on the requested Funding Date in the case of a request for a Base Rate Loan specifying (i) the amount of such Borrowing and (ii) the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

     (b) Making of Advances.

               (i) Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 2:00 p.m. (Chicago time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. At Agent's sole option, either (A) each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 3:00 p.m. (Chicago time) on the Funding Date applicable thereto or (B) Agent shall advance sufficient funds in respect of such Borrowing and settle with the Lenders pursuant to Section 2.3(d). After Agent's receipt of the proceeds of such Advances to the extent applicable, and upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(g), Agent shall not make or request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

               (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Administrative Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Administrative Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Administrative Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting

          Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group's or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

     (c) Agent Advances.

               (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.2 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(d) shall be referred to as "Agent Advances"); provided, that notwithstanding anything to the contrary contained in this Section 2.3(d), the aggregate principal amount of Agent Advances outstanding at any time, together with the aggregate principal amount of all Optional Overadvances made pursuant to Section 2.3(g) and outstanding at such time, shall not exceed an amount equal to $5,000,000. Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

               (ii) The Agent Advances shall be repayable by Borrowers on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

     (d) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Optional Overadvances and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

          (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) for itself, with respect to each Agent Advance, Optional Overadvance, and Advance made pursuant to Section 2.3(b)(i)(B), and (2) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (Chicago time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Optional Overadvances, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(b)(iii)): (y) if a Lender's balance of the Advances, Optional Overadvances, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Optional Overadvances, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (Chicago time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Optional Overadvances, and Agent Advances, and (z) if a Lender's balance of the Advances, Optional Overadvances, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Optional Overadvances, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (Chicago time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Optional Overadvances, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Advances and Optional Overadvances and shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

          (ii) In determining whether a Lender's balance of the Advances, Optional Overadvances, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Optional Overadvances, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest and fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

          (iii) During the period between Settlement Dates, Agent with respect to Optional Overadvances, Agent Advances and Advances made pursuant to
     Section 2.3(b)(i)(B), and each Lender with respect to the Advances other than Optional Overadvances, Agent Advances and Advances made pursuant to
     Section 2.3(b)(i)(B), shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent, or the Lenders, as applicable.

     (e) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including Agent Advances and Optional Overadvances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

     (f) Lenders' Failure to Perform. All Advances (other than Advances made pursuant to Section 2.3(b)(i)(B), Optional Overadvances and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

     (g) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent and Agent, may, but is not obligated to, knowingly and intentionally, continue to make Advances to Borrowers notwithstanding that an Overadvance exists or thereby would be created ("Optional Overadvances"), so long as (i) after giving effect to such Advances, the Revolver Usage does not exceed the Borrowing Base by more than an amount equal to $5,000,000 (based on the most recently delivered Borrowing Base Certificate), (ii) after giving effect to such Advances the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) the aggregate principal amount of Optional Overadvances, together with the aggregate principal amount of all Agent Advances made pursuant to Section 2.3(c) and outstanding at such time, does not exceed at any time an amount equal to $5,000,000. The foregoing provisions are for the exclusive benefit of Agent and the Lenders and are not intended to benefit Borrowers in any way. The Advances that are made pursuant to this Section 2.3(g) shall be subject to the same terms and conditions as any other Advance except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under
Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

          (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Revolver Lenders as soon as practicable (and prior to making any (or any additional) Optional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Revolver Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Revolver Lenders.

          (ii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(d) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any Optional Overadvances, and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

     2.4 Payments.

     (a) Payments by Borrowers.

          (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. Any payment received by Agent later than 12:00 noon (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     (b) Apportionment and Application.

          (i) Except (A) as otherwise provided with respect to Defaulting Lenders and (B) following the occurrence of a Priority Event, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates.

          (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

     (c) Mandatory Prepayments.

          (i) If on any day the Revolver Usage exceeds the Maximum Availability, Borrowers shall immediately pay to Agent an amount equal to such excess to be applied to the outstanding principal of the Advances;

          (ii) If on any day the Revolver Commitment is terminated pursuant to
     Section 9.1, Borrowers shall immediately repay in full the Term Loans.

          (iii) Immediately upon the receipt by any Loan Party of any proceeds of any sale or disposition by any Loan Party or its Subsidiaries of property or assets, including any collections of Accounts generated from the sale of such property or assets, (other than a Permitted Disposition described in clause (b) or (d) of the definition of such term) or the receipt by any Loan Party of the proceeds of any insurance policy with respect to Inventory or condemnation awards with respect to Inventory, Borrowers shall prepay the outstanding principal amount of the Term Loans and the Advances in accordance with Section 2.4(d) in an amount equal to 100% of the Net Cash Proceeds or the insurance or condemnation proceeds received by such Person in connection with such sales or dispositions or such casualty or condemnation event to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to Agent as a prepayment of the Term Loans and the Advances) for all such sales or dispositions shall exceed $1,000,000 since the Closing Date (other than sales or dispositions of property or assets, insurance proceeds or condemnation awards with respect to Inventory or any proceeds thereof (including collections of Accounts) in respect of the Inventory Divestiture Plan all of which shall be applied in accordance with Section 2.4(d)). Nothing contained in this subclause (iii) shall permit any Loan Party or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

          (iv) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts in excess of $1,000,000 in the aggregate in any Fiscal Year, except for such amounts applied for repairs, replacements or restoration in accordance with Section 6.7(b), Borrowers shall prepay the outstanding principal of the Term Loans and the Advances in accordance with
     Section 2.4(d) below in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

          (v) Within ten (10) Business Days of delivery to the Agent of each of the monthly financial statements in respect of the last month of a fiscal quarter pursuant to Section 6.3(b), beginning with the fiscal quarter ended June 28, 2003, or, if such financial statements are not delivered to the Agent on the date such statements are required to be delivered pursuant to
     Section 6.3(b), ten (10) Business Days after the date such statements are required to be delivered to Agent pursuant to Section 6.3(b), Borrowers shall pay to Agent an amount equal to 75% of the Excess Cash Flow for the three-month period covered by such financial statements, to be applied in accordance with Section 2.4(d).

          (vi) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in Section 7.1), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Stock, the Borrowers shall prepay the outstanding amount of the Term Loans and the Advances in accordance with
     Section 2.4(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection
     (vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

     (d) Application of Payments. All prepayments of the Term Loans shall be apportioned among the Term Loans and the Notes in accordance with the terms of the Intercreditor Agreement. Each prepayment pursuant to subclauses (c)(iii),
(c)(iv), (c)(v) and (c)(vi) above shall, (A) so long as no Priority Event shall have occurred and be continuing, be applied, subject to (x) the prior payment of any amounts due pursuant to clause (c)(i) above and (y) except for prepayments pursuant to clause (c)(v) above, the prior satisfaction of the Required Liquidity, first, pro rata, to the outstanding principal amount of the Term A Loans and the Term B Loans, until paid in full, and second, to the outstanding principal amount of the Advances (together with a corresponding permanent reduction in the Revolver Commitment), until paid in full, and (B) if a Priority Event shall have occurred and be continuing, be applied in accordance with
Section 4.2 of the Intercreditor Agreement. To the extent requested by Agent, the Administrative Borrower shall provide a detailed calculation of the amounts and the apportionment of such mandatory prepayments accompanied by a certificate of an Authorized Person.

     2.5 Overadvances. Except as provided in Section 2.3(c) or 2.3(g), if, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1 or 2.12 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be applied in accordance with Section 2.4(c)(i). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

     (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations), whether or not charged to the Loan Account pursuant to the terms hereof, shall bear interest on the Daily Balance thereof as follows:

          (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin for Advances;

          (ii) if the relevant Obligation is an Advance that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin for Advances;

          (iii) if the relevant Obligation is a portion of the Term A Loans that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin for the Term A Loans;

          (iv) if the relevant Obligation is a portion of the Term A Loans that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin for the Term A Loans;

          (v) if the relevant Obligation is a portion of the Term B Loans (inclusive of any Term B Loan PIK Amount), at a per annum rate equal to 18.0% (the "Term B Rate"); provided, however, that, in the case of this subclause (v), that portion of such interest equal to 6.0% per annum (or 8.0% per annum on and after the occurrence of the Term Loan Repayment Trigger) shall be paid-in-kind by being added to the outstanding principal amount of the Term B Loans (inclusive of any Term B Loan PIK Amount theretofore so added) on the first day of each calendar quarter; and

          (vi) otherwise, at a per annum rate equal to the Base Rate from time to time in effect plus the Applicable Base Rate Margin for Advances.

     (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee ("Letter of Credit Fees") (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a per annum rate equal to the product of (x) the Applicable LIBOR Rate Margin for Letter of Credit Fee times
(y) the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

     (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default at the election of Agent or the Required Lenders,

          (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) whether or not charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and

          (ii) the Letter of Credit fee provided for above shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.

     (d) Payment. Subject to Section 2.13(a), interest and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month, beginning May 1, 2003 (or, in the case of fees, such other date on which such fees are due and payable pursuant to the terms of the Fee Letter), at any time that Obligations or Commitments are outstanding, provided that Letter of Credit Fees shall be payable monthly in advance, on the first day of each month. Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to, and Agent agrees that it will, charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loans and including any amounts due and payable to Bank One or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

     (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

     (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 Cash Management.

     (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

     (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and the Loan Parties, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account. Notwithstanding the foregoing, funds on deposit in local deposit accounts which are maintained for PWI or retail stores owned by a Loan Party shall only be required to be transferred on a weekly basis (or more frequently as directed by Agent if the deposits in such accounts aggregate $750,000 or more at any time or if an Event of Default has occurred and is continuing) by sweep to the Agent's Account.

     (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, the Loan Parties and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrowers shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

     (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Loan Parties are hereby deemed to have granted a Lien to Agent.

     (e) To the extent required by Agent, all credit and debit card payments from the Account Debtors of the Loan Parties (i) shall be processed through a Credit Card Processor and (ii) shall be subject to a Credit Card Assignment Agreement.

     (f) To the extent required by Agent, each of Canadian Guarantors shall (i) establish and maintain one or more depository accounts, under the dominion and control of Agent pursuant to a Control Agreement among Agent, Canadian Guarantors, as applicable, and the applicable Canadian financial institution, in form and substance satisfactory to Agent, in respect of its Collections and (ii) instruct all of its Account Debtors to remit all such Collections to such depository accounts. Each of the Canadian Guarantors shall at all times deposit all Collections into such accounts that are received by it from any source promptly, and in any event no later than the first Business Day, after the date of receipt thereof.

     (g) Prior to the date on which APWI Canada, Inc. and Midas Canada Inc. shall be permitted to become Eligible Loan Parties, such Loan Parties shall have complied with the provisions of Sections 2.7(a) and (b).

     2.8 Crediting Payments; Float Charge. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (Chicago time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (Chicago time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrowers for one (1) Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Borrowers (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.

     2.9 Designated Account. Agent is authorized to make the Advances and the Term Loans, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance or Agent Advance requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loans, all Advances (including Agent Advances and Optional Overadvances) made by Agent or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 Fees. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

          (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to 0.50% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of
     (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month;

          (b) Fee Letter. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter; and

          (c) Audit, Appraisal, and Valuation Charges. For the separate account of Agent, audit, appraisal, and valuation fees and other fees and charges as follows, (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each audit of a Loan Party performed by personnel employed by Agent, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform audits of the Loan Parties, to appraise the Collateral, or any portion thereof, or to assess a Loan Party's business valuation and (iv) such additional fees and expenses as shall be requested by Agent in its Permitted Discretion with respect to property subject to the Inventory Divestiture Plan; provided that, in the absence of a continuing Event of Default, the Borrowers shall not be required to pay for more than (i) four audits of the Loan Parties in any Fiscal Year, (ii) two appraisals of the Inventory in any Fiscal Year and (iii) one appraisal of the Real Property in any year.

     2.12 Letters of Credit.

     (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C"). To request the issuance of an L/C (or the amendment, renewal, or extension of an outstanding L/C), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (at least five (5) Business Days in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C, or identifying the L/C to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C is to expire, the amount of such L/C, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew, or extend such L/C. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of
Credit:

          (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or

          (ii) the Letter of Credit Usage would exceed $7,000,000, or

          (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances less the then extent amount of any reserves; or

          (iv) the requested Letter of Credit would mature less than thirty days prior to the Maturity Date.

     Each Letter of Credit shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., Chicago time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., Chicago time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., Chicago time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

     (b) Promptly following receipt of a notice of L/C Disbursement pursuant to
Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

     (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto.

     (d) Any and all customary charges, commissions, fees, and costs incurred by the Issuing Lender shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that such charges, commissions, fees and costs may be changed from time to time, and that the Issuing Lender also imposes a schedule of customary charges for amendments, extensions, drawings, and renewals.

     (e) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

          (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

          (ii) there shall be imposed on the Lender Group any other condition regarding any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13 LIBOR Option.

          (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or the Term A Loans be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable in arrears on the earliest of (i) the first day of each month beginning May 1, 2003, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances or the Term A Loans bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

          (b) LIBOR Election.

               (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (Chicago time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term A Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 2:00 p.m. (Chicago time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefore (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefore), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

               (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

     (c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold

Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

     (d) Special Provisions Applicable to LIBOR Rate.

               (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

          (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

          2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     2.15 Joint and Several Liability of Borrowers.

     (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Revolver Obligations and the Term Loan Obligations.

     (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Revolver Obligations and the Term Loan Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

     (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

     (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

     (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any other Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

     (f) Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

     (g) Each of the Persons composing Borrowers waives all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Agent's or such Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

     (h) Each of the Persons composing Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

          (i) Agent and Lenders may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

          (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

               A. The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

               B. Agent and Lenders may collect from such Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

     (i) The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

     (j) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

     (k) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender Group, and such Borrower shall deliver any such amounts to the Agent for application to the Obligations in accordance with Section 2.4(b).

     (l) It is understood that while the amount of the Obligations for which Borrowers have joint and several liability hereunder is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights or creditors generally, this joint and several liability would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this
Section 2.15, then, notwithstanding any other provision of this Section 2.15 to the contrary, the aggregate amount of such liability shall, without any further action of the Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

     2.16 Fixed Rate Breakage Fee. Upon any prepayment of all or any portion of the Term B Loans (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay Agent, for the benefit of the Term B Loan Lenders, an amount (the "Fixed Rate Breakage Fee") equal to the present value, for each successive month in the remaining term of such prepaid Term B Loans, of (1) the yield as reported in the Federal Reserve statistical release H.15 (519) under the caption "U.S. Government Securities/Treasury Constant Maturities" (hereinafter "H.15 (519)") for a Treasury Note with a term equal to that remaining on such Loan (which will be obtained by interpolating between the yield reported on the H.15 (519) for specific whole years) on the Closing Date less (2) the yield as reported on the date of such prepayment in the H.15 (519) for a Treasury Note with a term equal to that remaining on such Term B Loans (which will be obtained by interpolating between the yield reported on the H.15 (519) for specific whole years) on the date of such prepayment, multiplied by (a) the outstanding principal balance of such Loan at the time of prepayment for purposes of calculating such amount for the month during which such prepayment occurs and by (b) the principal balance that would have been outstanding at the beginning of each successive month in the remaining term of such Loan had the amortization schedule set forth for such Loan been adhered to; provided, that the rate determined in (2) above will be used as the discount rate in computing such present value. The Fixed Rate Breakage Fee represents the Term B Loan Lenders' reinvestment loss resulting from making a fixed rate loan.

     2.17 Amendments.

     (a) The Applicable LIBOR Rate Margin and Applicable Base Rate Margin for Term A Loans shall be automatically increased on the date that any Revolver Rate Increase takes effect by the amount of such Revolver Rate Increase and such increase in such margins shall remain in effect for so long as such Revolver Rate Increase remains in effect. There shall be an increase in the Applicable LIBOR Rate Margin and Applicable Base Rate Margin for Term A Loan each time a Revolver Rate Increase takes effect. The Term B Rate shall be automatically increased on the date that any Revolver Rate Increase takes effect by the amount of such Revolver Rate Increase and such increase in the Term B Rate shall remain in effect for so long as such Revolver Rate Increase remains in effect. There shall be an increase in the Term B Rate each time a Revolver Rate Increase takes effect.

     (b) For purposes of this Agreement, a "Revolver Rate Increase" shall mean any increase in the rate of interest payable on the outstanding Advances under this Agreement, but the term Revolver Rate Increase shall (i) expressly exclude any increases resulting solely from the provisions (other than the provisions referred to in clause (ii) below) of this Agreement as in effect on the date hereof, including, without limitation, increases in such rate of interest resulting solely from (x) changes in the Base Rate or the LIBOR Rate, and (y) increases pursuant to any of Section 2.6(c), 2.6(e), 2.13, 2.14, 2.15 and 2.16 of this Agreement, but (ii) expressly include any increase pursuant to or incurred in connection with the syndication or similar transfer of any Revolver Commitment or Advance under this Agreement or any similar changes, whether or not consented to by any of the Term Loan Lenders.

     (c) The Borrowers shall be obligated to pay to each Term Loan Lender its Pro Rata Share of an amount equal to the Term Lender Equivalent of each Additional Revolver Fee paid under this Agreement, such payment to be made to the Term Loan Lenders concurrent with, and on the same terms as, the payment of such Additional Revolver Fee under this Agreement. For purposes of this Agreement, an "Additional Revolver Fee " shall mean any additional or increased fee or premium payable in respect of the Advances or Revolver Commitment that is not required to be paid under this Agreement as in effect on the date hereof, but the term Additional Revolver Fee shall expressly include any additional fee or premium or increase pursuant to the syndication or similar transfer of any Revolver Commitment or Advance under this Agreement or any similar changes, whether or not consented to by any of the Borrowers. For purposes of this Agreement, the "Term Lender Equivalent" of an Additional

Revolver Fee shall mean (i) in the case of an Additional Revolver Fee which is calculated on the basis of a number of basis points or percentage points, an amount with respect to the outstanding principal amount of the Term Loans that is calculated on the basis of the same number of basis points or percentage points, and (ii) in the case of any other Additional Revolver Fee which is paid, an amount equal to the amount of such Additional Revolver Fee multiplied by a fraction, the numerator of which is the aggregate outstanding principal balance of the Term Loans, and the denominator of which is the outstanding aggregate principal balance of the Notes and the Term Loans.

     (d) The Applicable LIBOR Rate Margin and Applicable Base Rate Margin for Advances and Letter of Credit Fees shall be automatically increased on the date that any increase in the interest rates or margins applicable to the Notes or the Term Loans takes effect by the amount of such increase and such increase in such margins shall remain in effect for so long as such increase remains in effect but such increases shall expressly exclude any increases resulting solely from the provisions of this Agreement as in effect on the date hereof, including, without limitation, increases in such rate of interest resulting solely from (x) changes in the Base Rate or the LIBOR Rate, and (y) increases pursuant to any of Section 2.6(c), 2.6(e), 2.13, 2.14, 2.15 and 2.16 of this Agreement. There shall be an increase in the Applicable LIBOR Rate Margin and Applicable Base Rate Margin for Advances and Letter of Credit Fees each time an increase in the interest rates or margins applicable to the Notes or the Term Loans takes effect.

     (e) The Borrowers shall be obligated to pay to each Revolver Lenders its Pro Rata Share of an amount equal to the Revolver Equivalent of each Additional Fee paid in respect of the Term Loans or the Notes, such payment to be made to the Revolver Lenders concurrent with, and on the same terms as, the payment of such Additional Fee. For purposes of this Agreement, an "Additional Fee" shall mean any additional or increased fee or premium payable in respect of the Term Loans or the Notes that is not required to be paid under this Agreement or the Note Agreement, as applicable, as in effect on the date hereof. For purposes of this Agreement, the "Revolver Equivalent" of an Additional Fee shall mean (i) in the case of an Additional Fee which is calculated on the basis of a number of basis points or percentage points, an amount with respect to the outstanding principal amount of the Advances that is calculated on the basis of the same number of basis points or percentages points, and (ii) in the case of any other Additional Fee which is paid, an amount equal to the amount of such Additional Fee multiplied by a fraction, the numerator of which is the aggregate outstanding principal balance of the Advances, and the denominator of which is the outstanding aggregate principal balance of the Advances and the Term Loans or the Notes, as applicable.

     (f) The Administrative Borrower shall give the Term Loan Lenders prompt notice of any Revolver Rate Increase or Additional Revolver Fee and give the Revolver Lenders prompt notices of any increase in the interest rates or margins applicable to the Term Loans or the Notes or any Additional Fee.

3. CONDITIONS; TERM OF AGREEMENT.

     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any initial credit provided for hereunder, including by converting such Lender's Existing Bank Loans to Loans hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

     (a) Agent shall have received (i) the UCC Filing Authorization Letter duly executed by each Loan Party (as applicable), (ii) satisfactory evidence of the filing of all (A) UCC and PPSA financing statements with respect to the first priority Lien created hereunder and (B) UCC and PPSA financing statements with respect to the second priority Lien created hereunder, in each case in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by each applicable Loan Document, and (iii) the results of its UCC,

PPSA, judgment and tax lien searches, which searches shall not have revealed any Liens on the assets or properties of the Loan Parties other than Permitted Liens and Liens to be terminated on the Closing Date;

     (b) Agent shall have received each of the following documents, in form and substance satisfactory to Agent and Lenders, duly executed, and each such document shall be in full force and effect:

          (i) promissory notes evidencing a Lender's Commitments,

          (ii) the Contribution Agreement,

          (iii) the Copyright Security Agreement,

          (iv) the Disbursement Letter,

          (v) each Guaranty,

          (vi) the Mortgages,

          (vii) the Patent Security Agreement,

          (viii) the Warrant Agreement and the Warrants in favor of the Term Loan Lenders,

          (ix) UCC termination statements and other documentation evidencing the termination by Existing Agent of its Liens in and to and control over the properties and assets of the Loan Parties,

          (x) the Pledge Agreement, together with (A) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank and (B) all promissory notes pledged thereunder, as well as allonges thereto or other appropriate transfer certificates endorsed in blank,

          (xi) the Canadian Documents, together with (A) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank and (B) all promissory notes pledged thereunder, as well as allonges thereto or other appropriate transfer certificates endorsed in blank,

          (xii) the Trademark Security Agreement, and

          (xiii) the Intercompany Subordination Agreement;

     (c) Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

     (d) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

     (e) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

     (f) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

     (g) Agent shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

     (h) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

     (i) Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

     (j) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

     (k) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.7, the form and substance of which shall be satisfactory to Agent;

     (l) Agent shall have received Collateral Access Agreements with respect to the Leased Real Property used in the manufacturing, warehousing or distribution operations of the Loan Parties, and the Agent may establish in reserve against the Borrowing Base for any such Leased Real Property with respect to which the Agent has not received a Collateral Access Agreement;

     (m) Agent shall have received opinions of Loan Parties' counsel in form and substance satisfactory to Agent;

     (n) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by the Loan Parties have been timely filed and all taxes upon the Loan Parties or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

     (o) Borrowers shall have paid all fees and expenses required to be paid by the Borrowers on the Closing Date under this Agreement, the Fee Letter and the other Loan Documents, including without limitation a closing fee to each Term Loan Lender equal to 1.0% times each of its Term A Loan Commitment and its Term B Loan Commitment;

     (p) Borrowers shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

     (q) Agent shall have received (i) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property listed on Schedule R-1 issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens (or, in the case of the Term Loan Obligation, a second priority mortgage Lien) on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent;

     (r) the Agent shall have received any existing surveys of the Real Property Collateral to the extent such surveys are available on the Closing Date;

     (s) the Loan Parties shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

     (t) Agent shall have received a certificate from an Authorized Person certifying (i) as to (A) the truth and accuracy of the representations and warranties of the Loan Parties contained in Section 5 and (B) the absence of any Defaults or Events of Default, (ii) that after giving effect to the incurrence of Indebtedness under this Agreement and the issuance of the Notes, the Loan Parties, taken as a whole, are Solvent and (iii) as to a true and complete copy of the Inventory Divestiture Plan attached thereto;

     (u) if so requested by Agent, Magneti SpA shall have executed an agreement in favor of Agent acknowledging Agent's Lien on any royalty payments payable to any Loan Party under the Fiat Magneti Agreements and Agent's right to receive such payments directly after the occurrence and during the continuance of an Event of Default;

     (v) there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality which relates to this Agreement or the transactions contemplated hereby or which, in the opinion of Lender Group, has any reasonable likelihood of having a Material Adverse Effect;

     (w) Agent shall have received satisfactory evidence of the refinancing of all amounts owing under, and the termination of, the Existing Note Agreement and the Existing Notes;

     (x) Borrowers shall have paid to the Existing Lenders all accrued and unpaid interest and fees owing under the Existing Credit Agreement; and

     (y) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

     3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Revolver Lenders to make any Advance (or to extend any other credit hereunder), or of Issuing Lender to issue, amend, renew or extend any Letter of Credit, shall be subject to the following conditions precedent (which conditions may be waived in the sole discretion of the Required Revolver Lenders):

     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

     (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, any Lender, or any of their Affiliates; and

     (d) no Material Adverse Change shall have occurred.

     3.3 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on October 3, 2004 (the "Maturity Date").

     3.4 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral (or a replacement letter of credit acceptable to Agent) to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender and (b) providing cash collateral to be held by Agent for the benefit of Bank One or its Affiliates with respect to the then extant Bank Products Obligations which are due and payable at such time). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC or PPSA termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

     3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon 30 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral (or a replacement letter of credit acceptable to Agent) to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Bank One or its Affiliates with respect to the then extant Bank Product Obligations), in full. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Bank One or its Affiliates with respect to the then extant Bank Product Obligations), in full in cash, on the date set forth as the date of termination of this Agreement in such notice.

4. CREATION OF SECURITY INTEREST.

     4.1 Grant of Security Interest.

     (a) Each Loan Party other than Parent and the Canadian Guarantors (it being agreed that, solely for the purpose of this Section 4, the Loan Parties shall not include the Parent and the Canadian Guarantors) hereby grants to Agent, for the benefit of the Revolver Lenders, a continuing first priority security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Revolver Obligations and the Guaranteed Revolver Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by the Loan Parties of each of their covenants and duties under the Loan Documents.

     (b) Each Loan Party hereby grants to Agent, for the benefit of the Term Loan Lenders, a continuing second priority security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Term Loan Obligations and the Guaranteed Term Loan Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by the Loan Parties of each of their covenants and duties under the Loan Documents.

     (c) The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or the Loan Parties. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, the Loan Parties have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Loan Party, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

     4.3 Collection of Accounts and General Intangibles. Agent or Agent's designee may (a) at any time after the occurrence and during the continuation of an Event of Default (or at any time if required by the laws of the jurisdiction in which the Account Debtor is located in order for Agent to perfect its Lien in such collateral) notify Account Debtors of the Loan Parties that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, (b) contact Account Debtors for the purpose of verifying the balances of Accounts owing by such Account Debtors, or (c) at any time after the occurrence and during the continuation of an Event of Default, collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Loan Party agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately deliver such Collections to Agent or a Cash Management Bank in their original form as received by the applicable Loan Party.

     4.4 Filing of Financing Statements; Commercial Tort Claims, Etc.

     (a) Each Loan Party authorizes Agent to file any financing statement required hereunder, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party where permitted by applicable law. Each Loan Party hereby ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

     (b) If any Loan Party acquires any commercial tort claims after the date hereof, such Loan Party shall immediately deliver to Agent a written description of such commercial tort claim and shall deliver one or more written agreements, in form and substance satisfactory to Agent, pursuant to which such Loan Party shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent for the benefit of Agent and the Revolver Lenders as security for the Revolver Obligations and the Guaranteed Revolver Obligations and for the benefit of Agent and the Term Loan Lenders as security for the Term Loan Obligations and the Guaranteed Term Loan Obligations (a "Commercial Tort Claim Assignment").

     (c) At any time upon the request of Agent, any Loan Party shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

     (d) At any time upon the request of Agent, the Loan Parties shall execute and deliver to Agent, any and all Additional Documents that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create and perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents, including any Mortgages. To the maximum extent permitted by applicable law, each Loan Party authorizes Agent to execute any such Additional Documents in the applicable Loan Party's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. To the maximum extent permitted by applicable law, each Loan Party authorizes the filing of any such Additional Documents without the signature of such Loan Party in any appropriate filing office. In addition, on such periodic basis as Agent shall require, each Loan Party shall (i) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by such Loan Party during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by such Loan Party that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Loan Party ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5 Power of Attorney. Each Loan Party hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Loan Party's true and lawful attorney, with power to (a) if such Loan Party refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Loan Party on any of the


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

documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Loan Party's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Loan Party's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Loan Party's policies of insurance (including, without limitation, any insurance policies obtained for the benefit of a Loan Party by a franchisee thereof) and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

     4.6 Right to Inspect. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter (subject to the limitations in this Agreement) to inspect the Books and to check, test, and appraise the Collateral in order to verify the financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 Control Agreements. Each Loan Party agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless such Loan Party, Agent, and the substitute securities intermediary have entered into a Control Agreement. Each Loan Party hereby agrees to take any and all action that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106 and 9-107 of the Code with respect to any Securities Accounts, DDA's, chattel paper, Investment Property and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property or any DDA, electronic chattel paper or letter-of-credit rights shall be modified by any Loan Party without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

     4.8 License. Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Loan Party's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, each Loan Party's rights under all licenses and all franchise agreements shall inure to Agent's benefit. In addition, each Debtor hereby irrevocably agrees that Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Loan Party's Inventory directly to any Person, including without limitation Persons who have previously purchased such Loan Party's Inventory from such Loan Party and in connection with any such sale or other enforcement of Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Loan Party and any Inventory that is covered by any copyright owned by or licensed to such Loan Party and Agent may finish any work in process and affix any trademark owned by or licensed to such Loan Party and sell such Inventory as provided herein. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or


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

otherwise. Such right and license is granted free of charge and does not require the consent of any other Person. Each Loan Party represents and warrants that there are no restrictions on Agent's ability and no other license, consent or approval of any Person or Governmental Authority is required for Agent, to sell or dispose of any Inventory or other Collateral.

     4.9 Intellectual Property.

     (a) Each Loan Party (either itself or through licensees) will (i) continue to maintain each trademark (or trademark registration) material to its business in full force and effect free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark (or trademark registration), (iii) use such trademark (or trademark registration) with the appropriate notice of registration and all other notices and legends required by applicable law, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such trademark (or trademark registration) may become invalidated or impaired in any way.

     (b) No Loan Party (either itself or through licensees) will do any act, or omit to do any act, whereby any material patent (or patent registration) may become forfeited, abandoned or dedicated to the public.

     (c) Each Loan Party (either itself or through licensees) (i) will employ each material copyright (or copyright registration) and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material copyrights (or copyright registrations) may become invalidated or otherwise impaired. No Loan Party will (either itself or through licensees) do any act whereby any material copyrights (or copyright registrations) may fall into the public domain.

     (d) No Loan Party (either itself or through licensees) will do any act that knowingly uses any material intellectual property to infringe the intellectual property rights of any other Person.

     (e) Each Loan Party will notify Agent immediately if it knows, or has reason to know, that any application or registration relating to any material intellectual property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Loan Party's ownership of, or the validity of, any material intellectual property or such Loan Party's right to register the same or to own and maintain the same.

     (f) Whenever any Loan Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any intellectual property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Loan Party shall report such filing to Agent and update Schedule 5.16. Upon the request of Agent, such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Agent may request to evidence Agent's Lien in any copyright, patent or trademark and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby.

     (g) Such Loan Party will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material intellectual property owned by it.

     (h) In the event that any material intellectual property is infringed upon or misappropriated or diluted by a third party, such Loan Party shall (i) take such actions Agent shall reasonably deem appropriate under the circumstances to protect such intellectual property and (ii) if such intellectual property is of economic value, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

     4.10 Further Assurances. Each Loan Party shall cause all of its properties to be subject to the Agent's Liens and take all actions and execute all documents requested by Agent to grant, perfect and/or maintain such Liens, including, without limitation, the execution and delivery of Mortgages in respect of Real Property acquired after the Closing Date. Each Loan Party covenants and agrees that it will notify Agent not less than thirty (30) days prior to acquiring in fee after the Closing Date any Real Property.

5. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1 No Encumbrances. Each Loan Party has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

     5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory to such Account Debtors in the ordinary course of an Eligible Loan Party's business. As to each Account that is identified by Administrative Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is an Eligible Account and is otherwise not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

     5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from material defects. As to each item of Inventory that is identified by Administrative Borrower as Eligible Inventory in a borrowing base report submitted to Agent, such Inventory is Eligible Inventory and is otherwise not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

     5.4 Equipment. Except as set forth on Schedule 5.4, all of the Equipment is used or held for use in Loan Parties' business and is fit for such purposes.

     5.5 Location of Inventory and Equipment. The Inventory and Equipment are located only at the locations identified on Schedule 5.5 (as updated in accordance with Section 6.9) and such Schedule identifies whether such Inventory and Equipment is stored with a bailee, warehouseman or similar party.

     5.6 Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.


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

     5.7 Location of Chief Executive Office; FEIN.

     (a) The chief executive office of each Loan Party is located at the address indicated in Schedule 5.7.

     (b) Each Loan Party's FEIN and organizational identification number (if any) is identified in Schedule 5.7.

     (c) None of the Loan Parties holds any commercial tort claims as of the date hereof, except as identified in Schedule 5.7.

     5.8 Due Organization and Qualification; Subsidiaries.

     (a) Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state or province where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

     (b) Set forth on Schedule 5.8(b) is a complete and accurate description of the authorized capital Stock of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b) or as otherwise permitted under this Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of each Loan Party's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

     (c) Set forth on Schedule 5.8(c) is a complete and accurate list of each Loan Party's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

     (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     5.9 Due Authorization; No Conflict.

     (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

     (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, including, without limitation, any laws, rules and regulations related to franchising and licensing applicable to the Loan Parties and their business, assets and properties, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower (including any franchise agreement), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or franchisees, or any approval or consent of any Person under any material contractual obligation of any Borrower (including any franchise agreement).

     (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

     (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (e) The Agent's Liens are validly created, perfected, first priority (in the case of the Liens securing the Revolver Obligations) and second priority (in the case of the Liens securing the Term Loan Obligations) Liens, subject only to Permitted Liens.

     (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Guarantor.

     (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to such Guarantor, including without limitation, any laws, rules and regulations related to franchising and licensing applicable to the Loan Parties, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor (including any franchise agreement), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor (including any franchise agreement).

     (h) The execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

     (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Loan Parties, threatened against any of the Loan Parties, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to any Loan Party, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to the Loan Parties that have been delivered by the Loan Parties to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Loan Parties since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

     5.12 Fraudulent Transfer.

     (a) Each of MIC and Midas Realty Corporation is Solvent.

     (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Loan Parties.

     5.13 Employee Benefits. None of the Loan Parties, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Each Loan Party, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA, the IRC and Canadian Employee Benefits Laws, as applicable, with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. No Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

     5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Loan Parties' knowledge, none of Loan Parties' properties or assets has ever been used by any Loan Party or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Loan Parties' knowledge, none of Loan Parties' properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) none of Loan Parties have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned, leased or operated by Loan Parties, and (d) none of Loan Parties have been identified in, or been the subject of, any Environmental Action.

     5.15 Brokerage Fees. Loan Parties have not utilized the services of any broker or finder in connection with Loan Parties' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Loan Parties in connection herewith.

     5.16 Intellectual Property. Each Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which any Loan Party is the owner or is an exclusive licensee.

     5.17 Leases. The Loan Parties enjoy peaceful and undisturbed possession under all leases material to the business of the Loan Parties and to which the Loan Parties are a party or under which the Loan Parties are operating. All of such leases are valid and subsisting and no material default by the Loan Parties exists under any of them.

     5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of each Loan Party, including, with respect to each depository (i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

     5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Loan Parties in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Loan Parties in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent the Loan Parties' good faith best estimate of their future performance for the periods covered thereby.

     5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Loan Party outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date (including Indebtedness evidenced by the Notes) and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     5.21 Regulation U. None of the Loan Parties is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or Term Loan (or other extension of credit hereunder) will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     5.22 Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, franchises, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by such Person except for such permits, licenses, franchises, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, franchises, authorization, approval, entitlement or accreditation, and to Loan Parties' knowledge, there is no claim that any thereof is not in full force and effect.

     5.23 Material Contracts. Set forth on Schedule 5.23 is a complete and accurate list as of the Closing Date of all Material Contracts of the Loan Parties, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to Loan

Parties' knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to Loan Parties' knowledge, any other party thereto, except for such defaults that could not reasonably be expected to result in a Material Adverse Change.

     5.24 Employee and Labor Matters. Except as set forth on Schedule 5.24, there is (a) no unfair labor practice complaint pending or, to Loan Parties' knowledge, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of Loan Parties, threatened against any Loan Party and (c) no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any of them. Neither any Loan Party nor any ERISA Affiliate of any Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

     5.25 Franchisees, Customers and Suppliers. There exists no actual or, to Loan Parties' knowledge, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Loan Party, on the one hand, and any franchisees, or any group thereof, on the other hand, (b) any Loan Party, on the one hand, and any municipality, customer or any group thereof, on the other hand or (c) any Loan Party, on the one hand, and any supplier thereof or distributor therefor, on the other hand, which termination, cancellation, limitation, modification or change in any such case could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Set forth on Schedule 5.25 is a true and complete list of each Eligible Loan Party's Account Debtors as of the Closing Date and a list of all franchisees for which any Loan Party has received a notice of or otherwise has knowledge of the cancellation of a Franchise Agreement from December 31, 2002 through the Closing Date.

     5.26 Properties.

     (a) General.

     Each Loan Party has good, marketable and insurable fee simple title (or, in the case of Leased Real Property, good, marketable and insurable leasehold title) to each parcel of Real Property Collateral, free and clear of all Liens except for Permitted Liens. The Permitted Liens encumbering the Real Property
(x) do not include any deeds of trust in favor of any party other than Agent (other than in the case of deeds of trust permitted under clause (m) of the definition of Permitted Liens), (y) do not and will not adversely affect the value, operation or use of the applicable Real Property (as currently used) or any Loan Party's ability to repay any of the Obligations, and (z) could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. As of the Closing Date, no Loan Party owns any Real Property that is not listed on Schedule R-1 hereto or leases or has any other interest in any Real Property that is not listed on Schedule L-1.

     (b) Mortgages.

     Each Mortgage (A) when executed and properly recorded in the appropriate records, will create a valid, perfected, first priority Lien on the Real Property described in such Mortgage and (B) when executed and when all Uniform Commercial Code and PPSA financing statements required to be filed in connection therewith are properly filed, will create a valid, perfected, first priority Lien (in the case of Revolver Obligations) and second priority Lien (in respect of Term Loan Obligations) in and to, and perfected collateral assignments of, all personalty (including all leases and rents referred to therein) described in such Mortgage, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Liens. There are no claims for payment for work, labor or materials affecting any real properties to be encumbered by the Mortgages which are or may become a lien prior to, or of equal priority with, the Liens created by the Mortgages and which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

     (c) Compliance.

     The Real Property and the use thereof complies in all respects with (A) all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof including, without limitation, building and zoning ordinances and codes; (B) all permits, licenses and authorizations and regulations relating thereto; and (C) all covenants, agreements, leases, restrictions and encumbrances contained in any instruments, either of record or otherwise enforceable against any Loan Party, affecting such property or any part thereof, including, without limitation, any which may require repairs, modifications or alterations in or to such property or any part thereof or in any way limit the use and enjoyment thereof, except in each case to the extent any such failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No Loan Party is in default or violation of any requirement of any Governmental Authority, except to the extent such default or violation, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. There has not been committed by any Loan Party, or by any other Person in occupancy of or involved with the operation or use of the Real Property, any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any such property or any part thereof or any monies paid in performance of the Loan Parties' obligations under any of the Loan Documents.

(d) Condemnation.

     No temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain or other proceeding has been commenced or, to the best knowledge of each Loan Party, is threatened or contemplated with respect to all or any portion of any parcel of Real Property or for the relocation of roadways providing access to any parcel of Real Property, except to the extent any such taking, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     (e) Utilities and Public Access.

     Each parcel of Real Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such property for its respective intended uses, except to the extent such lack of rights or service, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. All public utilities necessary to the full use and enjoyment of each parcel of Real Property are located either in the public right-of-way abutting such property (which are connected so as to serve such property without passing over other property) or in recorded easements serving such property, except to the extent the foregoing, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. All roads necessary for the use of each parcel of Real Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities, except to the extent such lack of such roads, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     (f) Separate Lots.

     The Real Property owned by each Loan Party comprises an entire, separate and distinct tax lot (or series of lots) and does not include a portion of any tax lot that includes any Real Property that is not owned by such Loan Party.

     (g) Boundaries.

     Except as disclosed on the surveys delivered to Agent on or prior to the Closing Date and the title commitments for the Real Property Collateral, all improvements located on each parcel of Real Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon such property, and no easements or other encumbrances upon the applicable property encroach upon any of the improvements, so as to affect the value or marketability of the applicable property, except to the extent any such encroachment, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     (h) Filing and Recording Taxes.

     All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current legal requirements, each of the Mortgages is enforceable in accordance with their respective terms by the holder thereof, subject to principles of bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

     (i) Certificate of Occupancy; Licenses.

     All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits and any applicable liquor license required for the legal use, occupancy and operation of each parcel of Real Property in the business and operations of the Loan Parties have been obtained and are in full force and effect. The use being made of each such property is in conformity with the certificate of occupancy issued for such property.

     (j) Mortgage Provisions.

     Nothing contained in this Section 5.26 shall limit any representation or warranty of any Loan Party as may be set forth in its Mortgage, including, without limitation, Section 4.05 thereof; provided, however, that the following provisions shall apply as to each applicable Mortgage: (x) exceptions disclosed by any Loan Party as expressly set forth in Schedule 5.26(c) hereof shall be deemed exceptions to the representations and warranties made by such Loan Party in its Mortgage and (y) a breach by any Loan Party of a provision contained in
Section 4.05 of its Mortgage shall not, in and of itself, constitute an Event of Default, unless Agent determines, in its Permitted Discretion, that such breach, when considered individually or in the aggregate with other breaches of such section or any other facts that may then exist, may result in a Material Adverse Change.

     5.27 Taxes. All tax payments, returns and reports, assessments for worker's compensation, pension plan payments, unemployment insurance payments, employment standards payments (including claims by employees for unpaid wages, vacation pay and overtime pay), excise taxes, health insurance premiums and any other statutory payments required to be made by a Loan Party pursuant to applicable law (including all federal, state, provincial and local tax returns) have been made when due and/or properly filed on a timely basis and are true, complete and correct, except to the extent that the validity of such assessments or taxes are the subject of a Permitted Protest.

6. AFFIRMATIVE COVENANTS.

     Each Loan Party covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, each Loan Party shall and shall cause each of its respective Subsidiaries to do all of the following:

     6.1 Accounting System. Maintain a system of accounting that enables Parent and its Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Parent and its Subsidiaries also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 Collateral Reporting. Provide Agent (and if so requested by a Lender, with copies for such Lender) with the following documents at the following times in form satisfactory to Agent:

Weekly or as   (a)  a sales journal, collection journal, and credit register
required            since the last such schedule;

               (b) notice of all returns, disputes, or claims in excess of $100,000 in the aggregate;

               (c)  a Borrowing Base Certificate;

               (d) Inventory reports specifying each Borrower's cost of its Inventory, by category, together with, if requested by Agent, additional detail showing additions to and deletions from the Inventory;

               (e) an Inventory report, together with, if requested by Agent, a detailed listing thereof;

               (f) a summary aging of the Accounts, together with, if requested by Agent, a detailed listing thereof;

               (g) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft together with, if requested by Agent, a detailed listing thereof;

               (h) a report of all in-transit Inventory, together with, if requested by Agent, a detailed listing thereof;

               (i) a reconciliation of cash balances in Cash Collateral accounts; and (j) an update as to restructuring efforts.

Bi-Weekly      (k)  a 13-week rolling cash flow report.

Monthly (not   (l)  a calculation of Dilution for the prior month; and
later than
the 30th day
of each month) (m)  a reconciliation of month end Inventory, in-transit
                    Inventory, Accounts and accounts payable to the weekly reports in respect thereof and to the balance sheet for such month.

Quarterly      (n)  a report regarding each Loan Party's accrued, but unpaid, ad valorem taxes.

Upon request by(o)  a detailed list of each Loan Party's Account Debtors;
Agent

               (p) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices; and

               (q) such other reports as to the Collateral, or the financial condition of Loan Parties as Agent may request.

As necessary   (r)  notice of the failure of one or more Eligible Accounts or
                    Eligible Inventory in excess of $100,000 in the aggregate to cease satisfying the definitions thereof or any other eligibility criteria established by Agent in its Permitted
                    Discretion.

     In addition, each Loan Party agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

     (a) as soon as available, but in any event within 30 days (45 days (or such lesser number of days as may be required pursuant to the Exchange Act) in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

               (i) a company prepared consolidated and consolidating (based on internal management reports) balance sheet, income statement (including cash interest), and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

               (ii) a certificate signed by the chief financial officer of Parent to the effect that:

               A. the consolidated financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

               B. the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

               C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Loan Parties have taken, are taking, or propose to take with respect thereto), and

     (iii) for each month that is the date on which a financial covenant in
Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

     (b) as soon as available, but in any event within 90 days (or such lesser number of days as may be required pursuant to the Exchange Act) after the end of each of Parent's fiscal years,

     (i) consolidated financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including, without limitation, (A) any going concern or like qualification or exception or (B) any qualification as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

     (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

     (c) as soon as available, but in any event on or prior to the last day of each Fiscal Year, copies of the Loan Parties' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the next Fiscal Year, month by month, certified by an Authorized Person as being such officer's good faith best estimate of the financial performance of the Loan Parties during the period covered thereby, and

     (d) if and when filed by any Loan Party,

     (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

     (ii) any other filings made by any Loan Party with the SEC,

     (iii) copies of Loan Parties' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

     (iv) any other information that is provided by Parent to its shareholders generally,

     (e) if and when filed by any Loan Party and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions (i) in which any Loan Party conducts business or is required to pay any such excise tax, (ii) where any Loan Party's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Loan Party's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

     (f) as soon as a Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that such Loan Party proposes to take with respect thereto,

     (g) (i) promptly and in any event (A) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred, (B) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or (C) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof with respect to a Benefit Plan, a statement of an Authorized Person setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate propose to take with respect thereto, (ii) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by Agent, copies of each Schedule B (Actuarial Information) or the federal, state, local or foreign equivalent thereof to the annual report (Form 5500 Series) or the federal, state, local or foreign equivalent thereof with respect to each Benefit Plan and Multiemployer Plan, (iv) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the IRC or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof has not been made when due with respect to a Benefit Plan, (v) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof, and (vi) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees, copies of each such notice sent by any Loan Party or any ERISA Affiliate thereof,

     (h) upon the request of Agent, any other report reasonably requested relating to the financial condition of the Loan Parties, and


     (i) (x) promptly after receipt or delivery thereof, copies of any material notices that any Loan Party receives from or sends to any Person in connection with the Note Documents, the Fiat Magneti Agreements and any Franchise Agreements, and (y) promptly after the effective date thereof, any amendments, modifications, waivers or other changes to any of the foregoing agreements; provided that only material amendments, modifications, waivers or other changes to any Franchise Agreements need be delivered to Agent.

     In addition to the financial statements referred to above, the Loan Parties agree that no Loan Party, or any Subsidiary of a Loan Party, will have a fiscal year different from that of Parent. The Loan Parties agree that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning the Loan Parties that Agent reasonably may request; provided that Administrative Borrower shall have the right to be present in respect of any such communications. Each Loan Party waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information; provided that Agent will give Administrative Borrower reasonable prior notice thereof and permit such Loan Party to participate in any such discussions.

     6.4 Return. Cause returns and allowances as between Loan Parties and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Loan Party (including special promotions and programs), as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Loan Party, the applicable Loan Party promptly shall determine the reason for such return and, if the applicable Loan Party accepts such return, issue a credit memorandum (with a copy to be sent to Agent upon request) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Loan Party, the applicable Loan Party promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld or required in connection with special promotions or programs), issue a credit memorandum (with a copy to be sent to Agent upon request) in the appropriate amount to such Account Debtor.

     6.5 Maintenance of Properties. Maintain and preserve in all material respects all of its properties (including Real Property) which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     6.6 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Loan Parties or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Loan Parties will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including the Canadian Income Tax Act and including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal or provincial income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Loan Party has made such payments or deposits. Upon the request of Agent, the Loan Parties shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Loan Party is required to pay any such excise tax.

     6.7 Insurance.

     (a) At Borrowers' expense, maintain, and cause each of the Loan Parties' franchisees to maintain, insurance respecting the property and assets of the Loan Parties wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Loan Parties also shall maintain, and cause each of the Loan Parties' franchisees, to the extent such franchisees are required pursuant to the terms of the applicable Franchise Agreement, to maintain, business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver copies of all such policies (other than franchisees' policies) to Agent with a satisfactory lender's loss payable endorsement naming Agent as payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

     (b) Administrative Borrower shall give Agent prompt notice of any loss covered by insurance as set forth in Section 6.7(a). Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $250,000 (or in any amount after the occurrence and during the continuance of an Event of Default), without any liability to the Loan Parties whatsoever in respect of such adjustments. Except as provided in the proviso at the end of this sentence and except with respect to any proceeds of insurance in respect of Inventory, any monies in excess of $250,000 received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations; provided that, so long as no Default or Event of Default shall have occurred and be continuing, monies received as payment for any such loss under any insurance policy or any such condemnation or taking in an amount not exceeding $250,000 for any such occurrence may be used to replace, repair or restore Collateral if such payments are deposited in a DDA subject to a Control Agreement and used in accordance with Section 2.4(d). Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

     (c) The Loan Parties shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

     6.8 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Administrative Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and Canada and so long as, at the time of such written notification, the applicable Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement for each Leased Real Property used in the manufacturing, warehousing and distribution operations of the Loan Parties, provided, that as to all such Leased Real Property, if Agent shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by the Agents), Agent may, at its option, establish such reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall determine.

     6.9 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act, the Americans With Disabilities Act, and all laws, rules and regulations related to franchising and licensing as applicable to the Loan Parties and their business, assets and properties, which compliance shall be satisfactory to the Lender Group, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.10 Leases. Pay when due all rents and other amounts payable under any leases to which any Loan Party is a party or by which any Loan Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.11 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.

     6.12 Existence. At all times preserve and keep in full force and effect each Loan Party's valid existence and good standing and any rights and privileges material to Loan Parties' businesses.

     6.13 Environmental.

     (a) Keep any property either owned, leased or operated by any Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned, leased or operated by any Loan Party and take any Remedial Actions required to abate said release that are required pursuant to applicable Environmental Law, (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change, and (e) upon the request of Agent in its sole discretion based on the results of Phase I environmental surveys, cause Phase II environmental surveys to be conducted with respect to any Real Property owned by any Loan Party with the report thereon delivered to Agent.

     6.14 Other Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof. Without limiting the generality of the foregoing, the Loan Parties shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that no such supplement to any such Schedule or representation shall amend, supplement or otherwise modify any Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to in accordance with Section 15.1.

     6.15 Commercial Tort Claims; Organizational ID Number. Immediately upon obtaining any commercial tort claim, deliver to Agent an updated Schedule 5.7 and the other documents required under Section 4.4. Immediately upon obtaining an organizational identification number (to the extent such Loan Party has not been issued such number on or prior to the Closing Date), notify Agent in writing and deliver to Agent an updated Schedule 5.7.

     6.16 Inventory Divestiture Plan. Use its best efforts to consummate the Inventory Divestiture Plan in all material respects on or before the applicable completion date set forth therein.

     7. NEGATIVE COVENANTS.

     Each Loan Party covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Parent and each Loan Party will not and will not permit any of its Subsidiaries to do any of the following:

     7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except the following ("Permitted Indebtedness"):

     (a) Indebtedness evidenced by this Agreement and the other Loan Documents and Indebtedness evidenced by the Notes (and guarantees thereof);

     (b) Indebtedness existing as of the Closing Date set forth on Schedule
5.20;

     (c) Permitted Purchase Money Indebtedness;

     (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's Permitted Discretion, materially impair the prospects of repayment of the Obligations by the Loan Parties or materially impair Loan Parties' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Loan Party, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

     (e) Indebtedness comprising Permitted Investments.

     7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3 Restrictions on Fundamental Changes.

     (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

     (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

     (c) Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.


     7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Loan Party.

     7.5 Change Name. Change any Loan Party's name, organizational identification number, state of incorporation, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that a Loan Party may change its name upon at least 30 days prior written notice to Agent of such change and Agent's acknowledgement thereof and so long as, at the time of such written notification, such Person provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

     7.6 Guarantee. Except pursuant to or as otherwise permitted by this Agreement or a Guaranty, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Agent.

     7.7 Nature of Business. Make any change in the principal nature of any Loan Party's business.


     7.8 Prepayments and Amendments.

     (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party, other than the Obligations in accordance with this Agreement.

     (b) (i) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c) or (e), (ii) directly or indirectly, amend, modify, alter or change any of the terms or conditions of any of the Fiat Magneti Agreements or (iii) enter into any amendment or modification to the Notes or the Note Documents to the extent prohibited by the Intercreditor Agreement.

     (c) Directly or indirectly, by deposit of monies or otherwise, make any payment on account of any principal, premium or interest payable in connection with any Indebtedness under the Notes other than in accordance with the terms of the Intercreditor Agreement.

     7.9 Consignments. Consign any Inventory in an aggregate amount in excess of $2,000,000 at any time, or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.10 Distributions. Other than distributions or declaration and payment of dividends by any Subsidiary of a Parent to a Loan Party, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of a Loan Party's Stock, of any class, whether now or hereafter outstanding; provided that Parent may redeem or acquire shares of restricted common Stock of Parent from management employees of the Loan Parties in settlement of such employees' tax obligations in respect thereof in a maximum aggregate amount not in excess of $500,000 per Fiscal Year.

     7.11 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Loan Parties accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Loan Parties' financial condition.

     7.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Loan Parties shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $250,000 outstanding at any one time unless the applicable Loan Party and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

     7.13 Transactions with Affiliates and Franchisees. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party or any franchisee of a Loan Party except for transactions that are in the ordinary course of such Loan Party's business, upon fair and reasonable terms and that are no less favorable to such Loan Party than would be obtained in an arm's length transaction with a non-Affiliate or non-franchisee; provided that any such transaction or series of transactions having a value in excess of $500,000 shall be disclosed to Agent; provided further that nothing in this
Section 7.13 shall restrict a Loan Party's ability to lease and sublease its properties, enter into amendments to Franchise Agreements or otherwise enter into transactions otherwise permitted hereunder in the ordinary course of business consistent with past practices.

     7.14 Suspension. Suspend or go out of a substantial portion of its business other than Permitted Dispositions.

     7.15 Compensation. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any Fiscal Year by more than 15% over the prior Fiscal Year; except as provided in employment and incentive compensation plans or agreements in effect as of the Closing Date, pay or accrue total cash compensation, during any Fiscal Year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior Fiscal Year.

     7.16 Use of Proceeds. Use the proceeds of (a) the Term Loans for any purpose other than to repay the outstanding Indebtedness under the Existing Credit Agreement and the Existing Notes, and (b) the Advances for any purpose other than (i) on the Closing Date, (A) to repay the outstanding secured Indebtedness under the Existing Credit Agreement in an aggregate amount not in excess of $12,500,000, (B) to fund working capital in the ordinary course of business of the Loan Parties, and (C) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

     7.17 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and, if such new location is leased by such Loan Party, also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent and, unless Agent otherwise consents, unless such bailee, warehouseman, or similar party has executed a Collateral Access Agreement. If Agent shall not have received a Collateral Access Agreement, as provided in this Section 7.17, from the owner and lessor with respect to such leased location, duly authorized, executed and delivered by such owner and lessor (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by the Agents), Agent may, at its option, establish such reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall determine.

     7.18 Securities Accounts. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account, except for any Securities Account containing assets of less than $5,000 individually or $10,000 in the aggregate. Each Loan Party agrees to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Loan Parties may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

     7.19 Parent. Parent shall have no assets other than assets subject to the Agent's Liens.


     7.20 Financial Covenants.

     (a) Permit:

     (i) Total Leverage Ratio. The ratio of (x) Indebtedness outstanding at the end of each period set forth below, less the amount of cash and Cash Equivalents of the Borrowers subject to a Control Agreement in favor of the Agent for the benefit of the Lender Group (but otherwise unrestricted) at the end of such period, to (y) EBITDA for such period, to exceed the ratio set forth opposite such period:

   Period                                                            Ratio
   ------                                                            -----
For the 12 month period ending March 29, 2003                      5.25:1.00
---------------------------------------------                      ---------
For the 12 month period ending June 28, 2003                       6.00:1.00
--------------------------------------------                       ---------
For the 12 month period ending September 27, 2003                  6.10:1.00
-------------------------------------------------                  ---------
For the 12 month period ending January 3, 2004                     4.10:1.00
----------------------------------------------                     ---------
For the 12 month period ending April 3, 2004                       3.70:1.00
--------------------------------------------                       ---------
For the 12 month period ending July 3, 2004                        3.60:1.00
-------------------------------------------                        ---------
For the 12 month period ending October 2, 2004                     2.75:1.00

     (ii) Fixed Charge Coverage Ratio. The ratio of (x) EBITDAR as of the end of each period set forth below to (y) Fixed Charges for such period to be less than the ratio set forth below opposite such period:

   Period                                                            Ratio
   ------                                                            -----
For the 3 month period ending March 29, 2003                       0.75:1.00
--------------------------------------------                       ---------
For the 6 month period ending June 28, 2003                        0.90:1.00

   Period                                                           Ratio
   ------                                                           ------
For the 9 month period ending September 27, 2003                  1.10:1.00
------------------------------------------------                  ---------
For the 12 month period ending January 3, 2004                    1.10:1.00
-----------------------------------------------                   ---------
For the 12 month period ending April 3, 2004                      1.25:1.00
--------------------------------------------                      ---------
For the 12 month period ending July 3, 2004                       1.25:1.00
--------------------------------------------                      ---------
For the 12 month period ending October 2, 2004                    1.25:1.00

     (iii) Interest Coverage Ratio. The ratio of (x) EBITDA for each period set forth below to (y) cash interest expense on a consolidated basis for such period to be less than the ratio set forth below opposite such period:

   Period                                                            Ratio
   ------                                                            -----
For the 12 month period ending March 29, 2003                      1.75:1.00
---------------------------------------------                      ---------
For the 12 month period ending June 28, 2003                       1.35:1.00
--------------------------------------------                       ---------
For the 12 month period ending September 27, 2003                  1.10:1.00
-------------------------------------------------                  ---------
For the 12 month period ending January 3, 2004                     1.60:1.00
----------------------------------------------                     ---------
For the 12 month period ending April 3, 2004                       1.75:1.00
--------------------------------------------                       ---------
For the 12 month period ending July 3, 2004                        2.00:1.00
-------------------------------------------                        ---------
For the 12 month period ending October 2, 2004                     2.15:1.00

     (b) Fail to maintain:

     (i) Minimum EBITDA. EBITDA for each period set forth below of not less than the amount set forth below opposite such period:

   Period                                                             Amount
   ------                                                             ------
For the 12 month period ending March 29, 2003                      $ 29,000,000
---------------------------------------------                      ------------
For the 12 month period ending June 28, 2003                       $ 23,500,000
--------------------------------------------                       ------------
For the 12 month period ending September 27, 2003                  $ 22,000,000
-------------------------------------------------                  ------------
For the 12 month period ending January 3, 2004                     $ 30,000,000

   Period                                                            Amount
   ------                                                            ------
For the 12 month period ending April 3, 2004                       $ 33,000,000
--------------------------------------------                       ------------
For the 12 month period ending July 3, 2004                        $ 35,000,000
-------------------------------------------                        ------------
For the 12 month period ending October 2, 2004                     $ 37,500,000

     (ii) Minimum Net Worth. Net Worth, at the end of any fiscal quarter, to be less than the sum of (a) 75% of Net Worth as of December 28, 2002 plus (b) 50% of positive Consolidated Net Income, if any, for each fiscal quarter ending after the Closing Date and on or prior to the date of determination, minus (c) Net Restructuring Charges plus (d) 100% of the amount of Net Cash Proceeds realized by Parent or any of its Subsidiaries from the issuance of equity securities after the Closing Date.

     (c) Make:

     (i) Capital Expenditures. Capital Expenditures (A) in excess of $5,000,000 for the Fiscal Year ended January 3, 2004 or (B) in excess of $2,500,000 for the nine-month period ended October 2, 2004.

     7.21 Inventory Divestiture Plan. Enter into any agreement or arrangement in connection with the Inventory Divestiture Plan which would result in a material increase in the average cost of Inventory to the Loan Parties or their franchisees or enter into any agreement or arrangement that would limit or impair the Loan Parties' ability to effectuate the Inventory Divestiture Plan.

     7.22 Insurance Service Management. Permit any proceeds of the Loans to be transferred to or otherwise used by or for the benefit of Insurance Service Management, make any loans, advances or contributions to, or other Investments in, or for the benefit of, Insurance Service Management in excess of $150,000 in the aggregate, guaranty or otherwise become liable for any obligations of Insurance Service Management or sell, lease, assign or otherwise transfer any assets or property to Insurance Service Management.

     8. EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If the Loan Parties fail to pay (i) when due and payable or when declared due and payable (whether by acceleration or otherwise), all or any portion of the principal of any Advance, Loan, Letter of Credit Usage or the Guaranteed Obligations or (ii) within three (3) days after the date when due and payable or when declared due and payable (whether by acceleration or otherwise), any other amounts constituting Obligations or Guaranteed Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts) or reimbursement of Lender Group Expenses;

     8.2 If the Loan Parties fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.2, 6.3, 6.6,
6.7 or 6.12 or in Section 7 of this Agreement or in any of the other Loan Documents or in the Warrant or the Warrant Agreement;

     8.3 If the Loan Parties fail to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents and such failure shall remain uncured for thirty
(30) days;

     8.4 If any material portion of any Loan Party's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person which has not been discharged, vacated or stayed within thirty (30) days;

     8.5 If an Insolvency Proceeding is commenced by any Loan Party or any of its Subsidiaries;

     8.6 If an Insolvency Proceeding is commenced against any Loan Party, or any of its Subsidiaries, and any of the following events occur: (a) the applicable Loan Party or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

     8.7 If any Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.8 Other than in respect of Permitted Protests, if a notice of Lien, levy, or assessment is filed of record with respect to any Loan Party's or any of its Subsidiaries' assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, provincial, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Loan Party's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof;

     8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Loan Party's or any of its Subsidiaries' properties or assets;

     8.10 If there is a default in any Material Contract to which any Loan Party or any of its Subsidiaries is a party, including, without limitation, under the Notes or any Note Document, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

     8.11 If any Loan Party or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Records made to the Lender Group by any Loan Party, its Subsidiaries, or any officer, employee, agent, or director of any Loan Party or any of its Subsidiaries;

     8.13 If there if a loss, suspension or revocation of ,or failure to renew, any license or permit now held or hereafter acquired by any Loan Party or any of its Subsidiaries and such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Change;

     8.14 If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

     8.15 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest (in respect of the Revolver Obligations), or second priority Lien on or security interest (in respect of the Term Loan Obligations), in the Collateral covered hereby or thereby;

     8.16 If any Loan Party or any of its Subsidiaries or any of their ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Loan Party or any of its Subsidiaries or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $250,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, a Loan Party's or such Subsidiary's, or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $250,000;

     8.17 If any Termination Event with respect to any Benefit Plan shall have occurred, and, 30 days thereafter, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $250,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Code, the liability is in excess of such amount);

     8.18 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document;

     8.19 A Material Adverse Change shall occur;

     8.20 A Change of Control shall occur; or

     8.21 If there is a default by any Loan Party under any Warrant or the Warrant Agreement.

     9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default the Agent may, and if directed by the Required Revolver Lenders, Required Term Lenders or Required Lenders, as applicable, in accordance with the Intercreditor Agreement, the Agent shall, on behalf of the Lender
Group:

     (a) declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) direct the Lender Group to cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

     (c) cause the Loan Parties to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of the Loan Parties or in the Loan Parties' possession and conspicuously label said returned Inventory as the property of the Lender Group;

     (d) send notices of the existence of Events of Default to any Person;

     (e) terminate the Lender Group's obligations under this Agreement and any of the other Loan Documents immediately and without notice as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

     (f) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

     (g) without notice to or demand upon any Loan Party, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Loan Party agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Loan Party authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge the Loan Account therefor. With respect to any of Loan Parties' owned or leased premises, each Loan Party hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

     (h) without notice to any Loan Party (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Loan Party held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by the Lender Group;

     (i) hold, as cash collateral, any and all balances and deposits of any Loan Party held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

     (j) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral;

     (k) sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Loan Parties' premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

     (l) give notice of the disposition of the Personal Property Collateral as follows:

     (i) give Administrative Borrower (for the benefit of the Loan Parties) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

     (ii) personally deliver or mail such notice, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; provided, that no notice need be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

     (m) on behalf of the Lender Group, credit bid and purchase at any public sale;

     (n) seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

     (o) foreclose any or all of the Mortgages and sell the Real Property or cause the Real Property to be sold in accordance with the provisions of the Mortgages and applicable law and exercise any and all other rights or remedies available to Agent, on behalf of the Lender Group, under the Mortgages or any of the other Loan Documents, at law or in equity, with respect to the Collateral encumbered by the Mortgages.

     The election of remedies set forth herein are subject to the terms and provisions of the Intercreditor Agreement.

     The Lender Group shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Documents. Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Loan Parties. Subject to the Intercreditor Agreement, any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the applicable Loan Parties).

     9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

     10. TAXES AND EXPENSES.

     If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its Permitted Discretion and without prior notice to any Loan Party, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in the Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.

     11.1 Demand; Protest; etc. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Loan Party may in any way be liable.

     11.2 The Lender Group's Liability for Collateral. Each Loan Party hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.

     11.3 Indemnification.

     (a) General. Each Loan Party shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Loan Parties shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this

Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     (b) Environmental Indemnity. Without limiting Section 11.3(a) hereof, each Loan Party shall pay, indemnify, defend, and hold harmless each Indemnified Person against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any releases or threatened releases of any Hazardous Materials (x) at any property presently or formerly owned or operated by such Loan Party or any Subsidiary of such Loan Party, or any predecessor in interest, or (y) generated and disposed of by such Loan Party or any Subsidiary of such Loan Party, or any predecessor in interest;
(ii) any violations of Environmental Laws; (iii) any Environmental Action relating to such Loan Party or any Subsidiary of such Loan Party, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by such Loan Party or any Subsidiary of such Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 5.14 or the breach of any covenant made by the Loan Parties in Section 6.15.

     12. NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by Loan Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Loan Parties in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

                  If to Administrative
                  Borrower:                 MIDAS INTERNATIONAL CORPORATION
                                            1300 Arlington Heights Road
                                            Itasca, Illinois 60143
                                            Attn: Chief Financial Officer
                                            Fax No. (630) 438-3880


                  with copies to:           GREENBERG TRAURIG, P.C.
                                            77 West Wacker Drive, Suite 2500
                                            Chicago, Illinois 60601
                                            Attn: Nancy A. Mitchell, Esq.
                                            Fax No. (312) 456-8435

                  If to Agent:              BANK ONE, NA
                                            120 South LaSalle Street
                                            8th Floor
                                            Chicago, Illinois 60603
                                            Attn: Olga Khaniaeva
                                            Fax No. (312) 661-6929


                  with copies to:           BANK ONE, NA
                                            1 Bank One Plaza
                                            Chicago, Illinois 60670
                                            Attn: Michele Quentin
                                            Fax No. (312) 732-1775

                                            WINSTON & STRAWN
                                            35 West Wacker Drive
                                            Chicago, Illinois 60601
                                            Attn: Loren A. Weil, Esq.
                                            Fax No. (312) 558-5700

     Agent and Loan Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. All notices or demands given to any Lender shall be made at its address set forth on Schedule N-1. Each Loan Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

     13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. LOAN PARTIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE

OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

     LOAN PARTIES AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. LOAN PARTIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 Assignments and Participations. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrowers and the Lender Group and their respective successors and assigns permitted hereby, except that (i) Borrowers shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of the Lender Group, (ii) any assignment by any Lender must be made in compliance with
Section 14.3, and (iii) any transfer by Participation must be made in compliance with Section 14.2. Any attempted assignment or transfer by any party not made in compliance with this Section 14.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 14.3(b). The parties to this Agreement acknowledge that clause (ii) of this
Section 14.1 relates only to absolute assignments and this Section 14.1 does not prohibit assignments creating security interests, including, without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 14.3. Agent may treat the Person which made any Loan or which holds any note as the owner thereof for all purposes hereof unless and until such Person complies with Section 14.3; provided, however, that Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any note to direct payments relating to such Loan or note to another Person. Any assignee of the rights to any Loan or any note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     14.2 Participations.

     (a) Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 15.1 or of any other Loan Document.

     (c) Benefit of Certain Provisions. Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 9.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 9.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 9.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with this Agreement as if each Participant were a Lender. Borrowers further agree that each Participant shall be entitled to the benefits of Sections 2.13(d), 2.14, 2.16 and 16.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Sections 2.13(d), 2.14, 2.16 and 16.17 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of Borrowers, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 16.17 to the same extent as if it were a Lender.

     14.3 Assignments.

     (a) Permitted Assignments. Any Lender may at any time assign to one or more Eligible Transferees (a "Purchaser") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be made on an Assignment and Acceptance or in such other form as may be agreed to by the parties thereto and acceptable to Agent. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless Agent otherwise consents) be in an aggregate amount not less than $5,000,000 or, if less, the entire Commitment and Loans of such Lender. The amount of the assignment shall be based on the Commitment or outstanding Advances or Term Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

     (b) Consents. The consent of Agent (which consent shall not be unreasonably withheld) shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolver Commitment (in the case of an assignment of the Revolver Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans). The consent of the Issuing Lender shall be required prior to an assignment of a Revolver Commitment becoming effective unless the Purchaser is a Lender with a Revolver Commitment.

     (c) Effect; Effective Date. Upon (i) delivery to Agent of an Assignment and Acceptance, together with any consents required by Sections 14.3(a) and 14.3(b), and (ii) payment of a $3,500 fee to Agent for processing such assignment (unless such fee is waived by Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by each Borrower, the Lenders or Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(c), the transferor Lender, Agent and Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by notes, make appropriate arrangements so that new notes or, as appropriate, replacement notes are issued to such transferor Lender and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     (d) Register. Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in Chicago, Illinois a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     14.4 Dissemination of Information. Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of each Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 16.23(d) of this Agreement.

     14.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 16.8.

     15. AMENDMENTS; WAIVERS; SUBORDINATION.

     15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or, as provided herein, Required Revolver Lenders), Agent at the request of the Required Lenders (or, as provided herein, Required Revolver Lenders) and Administrative Borrower (on behalf of all Loan Parties), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Loan Parties) and acknowledged by Agent, do any of the following:

     (a) increase or extend any Commitment of any Lender,

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

     (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

     (d) change the percentage of the Loans or Commitments that is required to take any action hereunder (other than the definition of "Required Revolver Lenders");

     (e) amend, modify or waive Section 2.4(b)(i) or Section 15.4;

     (f) amend, modify or waive this Section or any provision of the Agreement providing for consent or other action by all Lenders;

     (g) release Collateral other than as permitted by Section 15.4 or 16.16;

     (h) contractually subordinate any of the Agent's Liens; or

     (i) release any Borrower or Guarantor from any obligation for the payment of money;

provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Agent or Issuing Lender, affect the rights or duties of Agent or Issuing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of Loan Parties.

     Agent and the Lenders shall not amend this Agreement if such amendment would be prohibited by the Intercreditor Agreement.

     15.2 Replacement of Holdout Lender. If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout

Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

     Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

     15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

     15.4 Subordination of Lien. The Liens securing the Term Loan Obligations are junior in priority of payment to the Liens securing the Revolver Obligations as set forth in the Intercreditor Agreement.

     16. AGENT; THE LENDER GROUP.

     16.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Agent agrees to act as such contractual representative upon the express conditions contained in this Section 16. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     16.2 Powers. Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Agent.

     16.3 General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     16.4 No Responsibility for Loans, Recitals, etc. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Section 3, except receipt of items required to be delivered solely to Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrowers or any guarantor of any of the Obligations or of any of Borrowers' or any such guarantor's respective Subsidiaries. Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrowers to Agent at such time, but is voluntarily furnished by Borrowers to Agent (either in its capacity as Agent or in its individual capacity).

     16.5 Action on Instructions of Lenders. Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     16.6 Employment of Agents and Counsel. Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Agent shall be entitled to advice of counsel concerning the contractual arrangement between Agent and the Lenders and all matters pertaining to Agent's duties hereunder and under any other Loan Document.

     16.7 Reliance on Documents; Counsel. Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Agent, which counsel may be employees of Agent.

     16.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by Borrowers for which Agent is entitled to reimbursement by Borrowers under the Loan Documents, (ii) for any other expenses incurred by Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by Agent in connection with any dispute between Agent and any Lender or between two or more of the Lenders) and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against Agent in connection with any dispute between Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Agent and (ii) any indemnification required pursuant to Section 11.3 shall, notwithstanding the provisions of this Section 16.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section
16.8 shall survive payment of the Obligations and termination of this Agreement.

     16.9 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received written notice from a Lender or Borrowers referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give prompt notice thereof to the Lenders.

     16.10 Rights as a Lender. In the event Agent is a Lender, Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not Agent, and the term "Lender" or "Lenders" shall, at any time when Agent is a Lender, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrowers or any of its Subsidiaries in which each Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. Agent, in its individual capacity, is not obligated to remain a Lender.

     16.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent, the Arranger or any other Lender and based on the financial statements prepared by Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     16.12 Successor Agent. Agent may resign at any time by giving written notice thereof to the Lenders and Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Agent may be removed at any time with or without cause by written notice received by Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, Agent may at any time without the consent of each Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of Agent hereunder and Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Section 16 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent hereunder and under the other Loan Documents. In the event that there is a successor to Agent by merger, or Agent assigns its duties and obligations to an Affiliate pursuant to this Section 16.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     16.13 Delegation to Affiliates. Loan Parties and the Lenders agree that Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which Agent is entitled under this Agreement.

     16.14 Withholding Taxes.

     (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative
Borrower:

     (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in
Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

     (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

     (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United

States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

     (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.


Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

     (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     (e) All payments made by Loan Parties hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Loan Party agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this

Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Loan Parties shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Administrative Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Loan Parties.

     16.15 Collateral Matters.

     (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under
Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Loan Party under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above or in the Intercreditor Agreement, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any material portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.15; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of a Loan Party in respect of) all interests retained by a Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.16 Sharing of Payments. If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement and the Intercreditor Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.17 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     16.18 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

     16.19 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement, the Intercreditor Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement, the Intercreditor Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.20 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

     (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

     (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Books, as well as on representations of the Loan Parties personnel,

     (d) agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Loan Parties that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Administrative Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by a Loan Party to Agent that has not been contemporaneously provided by such Loan Party to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from a Loan Party, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of a Loan Party the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to a Loan Party a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender. Agent shall have no liability to any Lender for the accuracy or completeness of any Report or other information furnished to the Lenders or any loss suffered by any Lender in connection with any such Reports or information.

     16.21 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.8, no member of the Lender Group shall have any liability for the acts or any other member of the Lender

Group. No Lender shall be responsible to any Loan Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     17. GENERAL PROVISIONS.

     17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof and the satisfaction of the conditions set forth in Section 3.1.

     17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5 Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 15.1.

     17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     17.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of each Loan Party automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.9 MIC as Agent for Borrowers. Each Borrower hereby irrevocably appoints MIC as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Loan Party hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Loan Party or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Loan Parties as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Loan Parties will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

     18. GUARANTY.

     18.1 Guaranty; Limitation of Liability.

     (a) Each Guarantor (other than the Canadian Guarantors; it being understood that, solely for purposes of this Section 18, the Guarantors shall not include the Canadian Guarantors) hereby unconditionally and irrevocably jointly and severally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Revolver Obligations of Borrowers owing to the Revolving Lenders now or hereafter existing under any Loan Document, whether for principal, interest fees, expenses or otherwise (such obligations, to the extent not paid by Borrowers, being the "Guaranteed Revolver Obligations"). Each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Term Loan Obligations of Borrowers owing to the Term Loan Lenders now or hereafter existing under any Loan Document, whether for principal, interest fees, expenses or otherwise (such obligations, to the extent not paid by Borrowers, being the "Guaranteed Term Loan Obligations"). The Guaranteed Revolver Obligations and the Guaranteed Term Loan Obligations are collectively referred to as the "Guaranteed Obligations". Each Guarantor hereby unconditionally and irrevocably jointly and severally agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by Agent and Lenders in enforcing any rights under the guaranty set forth in this
Section 18.

Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrowers to Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

     (b) Notwithstanding anything to the contrary contained in this Section 18, the recourse of Agent for the Guaranteed Obligations of the Parent described in paragraph(a) of this Section 18.1 is limited to the "Pledged Collateral" as defined in the Pledge Agreement dated the date hereof owed by the Parent.

     18.2 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lenders with respect thereto. The obligations of each Guarantor under this Section 18 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of each Guarantor under this Section 18 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;


     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or otherwise;

     (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;


     (d) any change, restructuring or termination of the corporate structure or existence of any Borrower or Guarantor; or

     (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lenders that might otherwise constitute a defense available to, or a discharge of, any Guarantor, any Borrower or any other guarantor or surety.

This Section 18 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lenders or any other Person, all as though such payment had not been made.

     18.3 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 18 and any requirement that Agent or Lenders exhaust any right or take any action against Borrowers or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 18 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 18, and acknowledges that this Section 18 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     18.4 Continuing Guaranty; Assignments. This Section 18 is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 18 and the Maturity Date, (b) be binding upon each Guarantor, their respective successors and assigns and (c) inure to the benefit of and be enforceable by Agent and Lenders and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause(c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its loans owing to it and any note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 14.1.

     18.5 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 18, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lenders against any Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall have been paid in full in cash and this Agreement shall have terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 18 and the termination of this Agreement, such amount shall be held in trust for the benefit of Lenders and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 18, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this
Section 18 thereafter arising. If (i) any Guarantor shall make payment to Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall be paid in full in cash and (iii) this Agreement has terminated, Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

     18.6 Joint and Several Obligations. All of the Guaranteed Obligations of the Guarantors hereunder and the other Loan Documents are joint and several. Lenders may, in their sole and absolute discretion, enforce the provisions hereof against any of the Guarantors, subject to Section 18.1(b), and shall not be required to proceed against all Guarantors jointly or seek payment from the Guarantors ratably.

     18.7 Judgment Currency. The specification under this Agreement of US Dollars and payment in the City of Chicago is of the essence. Each Guarantor's obligations hereunder and under the other Loan Documents to make payments in US Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than US Dollars, except to the extent that such tender or recovery results in the effective receipt by Lender Group and Agent of the full amount of US Dollars expressed to be payable to the Agent and Lender Group under this

Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than US Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in US Dollars, the rate of exchange used shall be that at which Lender Group or Agent could, in accordance with normal banking procedures, purchase US Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to Lender Group or Agent hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which Lender Group or Agent receives any sum adjudged to be so due in the Judgment Currency, Lender Group or Agent may, in accordance with normal banking procedures, purchase US Dollars with the Judgment Currency. If the US Dollars so purchased are less than the sum originally due to Agent or Lender Group in US Dollars, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender Group and the Agents against such loss, and if the US Dollars so purchased exceed the sum originally due to Lender Group or the Agents in US Dollars, the applicable Lender and Agent severally agree to remit to such Guarantor such excess.

     18.8 Automatic Limitation. It is understood that while the amount of the Guaranteed Obligations guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights or creditors generally, this guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this guaranty, then, notwithstanding any other provision of this guaranty to the contrary, the aggregate amount of such liability shall, without any further action of the Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

     19   TERMINATION.

     Upon the effectiveness of this Agreement, Existing Agent and each Existing Lender hereby agrees that all obligations and liabilities under or in respect of the Existing Credit Agreement and all documents, agreements and liens granted thereunder are hereby terminated and the Loan Parties are released from their obligations thereunder (except, in all cases, for indemnification and other obligations which survive the termination thereof). The Loan Parties hereby terminate and release Existing Agent, each Existing Lender and each of their respective officers, directors, employees, agents and advisors (collectively, the "Released Parties") from any and all claims and/or actions of any kind or nature whatsoever against any Released Party under or in respect of the Existing Credit Agreement and all documents and instruments delivered in connection therewith and agrees that the Existing Agent and the Existing Lenders shall have no further obligations, liabilities, duties, responsibilities or commitments under the Existing Credit Agreement or any documents and instruments delivered in connection therewith.

                           [signature pages to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

                                                MIDAS INTERNATIONAL CORPORATION,
                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                PARTS WAREHOUSE, INC.,
                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                DEALERS WHOLESALE, INC.,
                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                INTERNATIONAL PARTS CORPORATION,
                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                MUFFLER CORPORATION OF AMERICA,
                                                a Illinois corporation By:

                                                Name:
                                                Title:

                                                HUTH, INC.,
                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                MIDAS PROPERTIES, INC.,
                                                a New York corporation

                                                By:

                                                Name:
                                                Title:

                                                MIDAS REALTY CORPORATION,
                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                COSMIC HOLDINGS LLC,
                                                a Delaware limited liability
                                                company By:

                                                Name:
                                                Title:

                                                COSMIC HOLDINGS CORPORATION,
                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                GUARANTORS:

                                                MIDAS, INC.,
                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                PROGRESSIVE AUTOMOTIVE SYSTEMS,
                                                INC.,

                                                a Delaware corporation

                                                By:

                                                Name:
                                                Title:

                                                MIDAS ILLINOIS INC.,
                                                a Illinois corporation

                                                By:

                                                Name:
                                                Title:

                                                MIDAS INTERNATIONAL CORPORATION,
                                                a Wyoming corporation

                                                By:

                                                Name:
                                                Title:

                                                MIDAS CANADA HOLDINGS LIMITED,
                                                an Ontario corporation By:

                                                Name:
                                                Title:

                                                MIDAS CANADA INC.,
                                                an Ontario corporation

                                                By:

                                                Name:
                                                Title:

                                                MIDAS REALTY CORPORATION OF
                                                CANADA INC.,
                                                an Ontario corporation

                                                By:

                                                Name:
                                                Title:

                                                APWI CANADA, INC.,
                                                a Canada corporation

                                                By:

                                                Name:
                                                Title:

                                                MIDAS AUTOMOTIVE HOLDINGS, B.V.,
                                                a Netherlands corporation

                                                By:

                                                Name:

                                                Title: a Managing Director

                                                MIDAS AUTOMOTIVE INTERNATIONAL,
                                                B.V.,

                                                a Netherlands corporation

                                                By:

                                                Name:

                                                Title: a Managing Director

                                                BANK ONE, NA, as Agent and
                                                as a Lender
                                                By:

                                                Name:
                                                Title:

                                                CREDIT SUISSE FIRST BOSTON,
                                                as a Lender
                                                By:

                                                Name:
                                                Title:

                                                ABN AMRO BANK N.V., as a Lender
                                                By:

                                                Name:

                                                Title:

                                                By:

                                                Name:
                                                Title:

                                                BNP PARIBAS, as a Lender
                                                By:

                                                Name:

                                                Title:

                                                By:

                                                Name:
                                                Title:

                                                MIZUHO CORPORATE BANK, LTD.
                                                By:

                                                Name:
                                                Title:

                                                THE NORTHERN TRUST COMPANY
                                                By:

                                                Name:
                                                Title:

                                                U.S. BANK NATIONAL ASSOCIATION
                                                By:
                                                Name:

                                                Title:

                          Schedule A-1 Agent's Account

     An account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent's Account shall be:

Bank:         Bank One, NA
              Chicago, Illinois
ABA:          071000013
Acct No.:     64442538
Ref.:         US-Midas

                            Schedule C-1 Commitments
                     Revolver Term A Loan Term B Loan Total


   Lender                        Commitment           Commitment          Commitment        Commitment
   ------                        ----------           ----------          ----------        ----------
Bank One, NA                      $ 40,000,000.00      $15,271,226.42      $ 6,603,773.58    $ 61,875,000
Credit Suisse First                           $ 0      $10,689,858.49      $ 4,622,641.51    $ 15,312,500
Boston
ABN Amro Bank N.V.                            $ 0      $ 7,635,613.21      $ 3,301,886.79    $ 10,937,500
BNP Paribas                                   $ 0      $ 7,635,613.21      $ 3,301,886.79    $ 10,937,500
Mizuho Corporate Bank,                        $ 0      $ 7,635,613.21      $ 3,301,886.79    $ 10,937,500
Ltd.
The Northern Trust                            $ 0      $ 7,635,613.21      $ 3,301,886.79    $ 10,937,500
Company
U.S. Bank National                            $ 0      $ 4,581,367.92      $ 1,981,132.08     $ 6,562,500
Association

All Lenders                           $40,000,000      $61,084,905.66     $ 26,415,094.33   $ 127,500,000

                         Schedule D-1 Designated Account

     Account number 5083559 of Administrative Borrower maintained with Administrative Borrower's Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

     "Designated Account Bank" means Bank One, NA, whose office is located at 1 Bank One Plaza, Chicago, Illinois 60670, and whose ABA number is 071000013.

                                  Schedule N-1
                            Lender Notice Addresses

                                      S-10